EXECUTION COPY

Credit Agreement

dated as of June 26, 2024 among
SPRUCE SET BORROWER 2024, LLC,
as Borrower,
BARINGS GPSF LLC,
as Facility Agent
for the financial institutions that may from time to time become parties hereto as Lenders,
Computershare Trust Company, National Association,
as Collateral Agent and as Paying Agent and
Lenders
from time to time party hereto

765544882 24763500

Table of Contents

Section	Heading	Page
ARTICLE I Certain Definitions		4
Section 1.1.	Certain Definitions	4
Section 1.2.	Computation of Time Periods	4
Section 1.3.	Construction	4
Section 1.4.	Accounting Terms	5
ARTICLE II Amounts and Terms of the Loan		5
Section 2.1.	Establishment of the Credit Facilities	5
Section 2.2.	The Loan	5
Section 2.3.	Use of Proceeds	5
Section 2.4.	Making the Loan	5
Section 2.5.	Fees	6
Section 2.6.	[Reserved]	7
Section 2.7.	Repayment of the Loan	7
Section 2.8.	Prepayments	10
Section 2.9.	Mandatory Prepayments of Loan	10
Section 2.10.	Interest	11
Section 2.11.	Post-ARD Additional Interest	11
Section 2.12.	Breakage Costs; Make Whole Amounts; Increased Costs; Capital Adequacy; Illegality; Additional Indemnifications	11
Section 2.13.	Payments and Computations	14
Section 2.14.	Payment on Non-Business Days	15
Section 2.15.	[Reserved]	15
Section 2.16.	[Reserved]	15
Section 2.17.	Taxes	15
Section 2.18.	Pro Rata Treatment Amongst Lenders	19
ARTICLE III Conditions of Lending and Closing		19
Section 3.1.	Conditions Precedent to Closing	19
Section 3.2.	Conditions Precedent to the Loan	22
ARTICLE IV Representations and Warranties		23
Section 4.1.	Representations and Warranties of the Borrower	23
ARTICLE V Covenants		28
Section 5.1.	Affirmative Covenants	28
Section 5.2.	Negative Covenants	37
ARTICLE VI Events of Default		40
Section 6.1.	Events of Default	40
Section 6.2.	Remedies	42
Section 6.3.	Sale of Collateral	43
ARTICLE VII The Facility Agent		43
Section 7.1.	Appointment; Nature of Relationship	43
Section 7.2.	Powers	43

i

Section 7.3. General Immunity; Exculpatory Provisions. 44
Section 7.4. No Responsibility for Loan, Creditworthiness, Collateral, Recitals, Etc 44
Section 7.5. Action on Instructions of Lenders 45
Section 7.6. Employment of Agents and Counsel; Delegation of Duties 45
Section 7.7. Reliance by Facility Agent 45
Section 7.8. The Facility Agent's Reimbursement and Indemnification 46
Section 7.9. Rights as a Lender 46
Section 7.10. Lender Credit Decision 46
Section 7.11. Resignation of Facility Agent; Successor Facility Agent 46
Section 7.12. Transaction Documents; Further Assurances 47
Section 7.13. Facility Agent May File Proofs of Claim; Credit Bidding 47
Section 7.14. Collateral and Guaranty Matters 49
Section 7.15. [Reserved] 49
Section 7.16. Certain ERISA Matters 49
Section 7.17. Collateral Review 50
Section 7.18. Acknowledgment of Collateral Documents 51

RTICLE VIII Management of Borrower 51

Section 8.1. Management Agreement, Master Operations and Maintenance Agreement & Master Asset Management Agreement 51
Section 8.2. Accounts 52
Section 8.3. Sharing 57
Section 8.4. Adjustments 58
Section 8.5. Erroneous Payments 58

RTICLE IX The Paying Agent and the Collateral Agent 61

Section 9.1. Appointment 61
Section 9.2. Representations and Warranties 62
Section 9.3. Limitation of Liability of Computershare 62
Section 9.4. Certain Matters Affecting the Paying Agent and the Collateral Agent 62
Section 9.5. Indemnification 68
Section 9.6. Successor Paying Agent/Collateral Agent 68

RTICLE X Miscellaneous 69

Section 10.1. Survival 69
Section 10.2. Amendments, Etc 69
Section 10.3. Notices, Etc. 71
Section 10.4. No Waiver; Remedies 72
Section 10.5. Indemnification 72
Section 10.6. Costs, Expenses and Taxes 74
Section 10.7. Right of Set-off; Ratable Payments; Relations Among Lenders 74
Section 10.8. Binding Effect; Assignment 75
Section 10.9. Governing Law 77
Section 10.10. Jurisdiction 77
Section 10.11. Waiver of Jury Trial 77

Section 10.12. Section Headings 77

ii

Schedule I     – Solar Asset Representations Schedule II – Accounts
Schedule III     – Schedule of Solar Assets
Schedule IV – Scheduled Host Customer Payments
Schedule V – Post-Closing Customer Agreements
Exhibit A –    Defined Terms
Exhibit B-1    –    Form of Borrowing Base Certificate
Exhibit B-2    –    Form of Notice of Borrowing
Exhibit C    –    Form of Loan Note
Exhibit D    –    Commitments
Exhibit E    –    Form of Assignment and Assumption
Exhibit F    –    Forms of Customer Agreements
Exhibit G    –    Wire Instructions
Exhibit H    –    Form of Tax Certificates

iii

Credit Agreement

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of June 26, 2024, by and among SPRUCE SET BORROWER 2024, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions from time to time parties hereto, as lenders (each such financial institution, a “Lender” and collectively, the “Lenders”), BARINGS GPSF LLC, as facility agent (in such capacity, the “Facility Agent”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) and as paying agent (in such capacity, the “Paying Agent”).
Recitals

WHEREAS, the Borrower has requested that the Lenders make the Loan to the Borrower;
and
WHEREAS, the Lenders are willing to provide the Loan upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE I Certain Definitions
Section 1.1.    Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in Exhibit A attached hereto.
Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”
Section 1.3. Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this

Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced and (G) “or” is not exclusive.
Section 1.4. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP applied on a consistent basis, as in effect from time to time.
ARTICLE II

Amounts and Terms of the Loan

Section 2.1. Establishment of the Credit Facilities. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Facility Agent and the Lenders agree to establish the credit facility set forth in this Agreement for the benefit of the Borrower.
Section 2.2. The Loan. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make a loan (collectively, the “Loan”) to the Borrower on the Closing Date in an amount, for each Lender, equal to its Lender Percentage of the Loan requested by the Borrower pursuant to Section 2.4; provided, that the portion of the Loan made by any Lender shall not exceed its Lender Percentage of the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base as of the Closing Date.
Section 2.3. Use of Proceeds. Proceeds of the Loan shall only be used by the Borrower
(i) to acquire the Conveyed Property pursuant to the Sale and Contribution Agreement, (ii) to make a deposit into the Liquidity Reserve Account, (iii) to pay fees and expenses incurred in connection with the establishment of the credit facility set forth in this Agreement or the making of the Loan hereunder, (iv) to effectuate the DB Loan Payoff, and (v) for the general corporate purposes of the Loan Parties and a distribution to the Sponsor.
Section 2.4. Making the Loan. (A) Except as otherwise provided herein, the Borrower may request the Lenders to make the Loan to the Borrower by the delivery to the Facility Agent, each Lender and the Paying Agent, not later than 12:00 P.M. (New York City time) on the Closing Date of a written notice of such request substantially in the form of Exhibit B-2 attached hereto (a “Notice of Borrowing”). The Notice of Borrowing shall be accompanied by a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower unless the Closing Date is more than five (5) Business Days after the date of such Notice of Borrowing, in which case Borrower shall deliver such Borrowing Base Certificate on the date that is five (5) Business Days prior to the Closing Date. If the Notice of Borrowing or Borrowing Base Certificate is received by the Facility Agent, the Lenders or the Paying Agent after the time specified in the immediately preceding sentence, it shall be deemed to have been received on the next Business Day, and to the extent that results in the Closing Date being earlier than five (5) Business Days after the date of delivery of such Notice of Borrowing, then the date specified in the Notice of Borrowing as the Closing Date shall be deemed to be the Business Day immediately succeeding the proposed Closing Date specified in such Notice of Borrowing. The Closing Date specified in the Notice of Borrowing shall be no later than thirty (30) days after the date of delivery of the Notice of Borrowing. Unless otherwise provided herein, the Notice of Borrowing may not be revoked; provided, that the only consequence for the failure of the Borrower to borrow the Loan on the Closing Date shall be its obligation to pay Breakage Costs as provided in Section 2.12(A).
(B)The Notice of Borrowing shall specify (i) the aggregate amount of the requested Loan and the amount of the Loan allocated to each Lender based on its Lender Percentage and (ii) the proposed Closing Date.
(C)Each Lender shall remit its Lender Percentage of the Loan to the Collection Account by wire transfer of immediately available funds no later than 3:00 P.M. (New York City time) on the Closing Date. The Paying Agent shall receive and hold the Loan in the Collection Account in escrow for the benefit of the Lenders. Upon a determination by the Facility Agent that all conditions precedent to the Loan set forth in Article III have been satisfied or otherwise waived, the Facility Agent shall direct the Paying Agent (which direction may be in electronic form, including via email) to distribute the Loan in accordance with the Borrower’s written instructions provided in the Notice of Borrowing.
(D)Notwithstanding any provision to the contrary herein or in any other Transaction Document, each of the Facility Agent and the Paying Agent are obligated only to perform their respective duties specifically set forth in Section 2.4(C) or otherwise in the Notice of Borrowing with respect to the Loan, which shall be deemed purely ministerial in nature. Under no circumstance will the Facility Agent or the Paying Agent be deemed to be a fiduciary to any Person with respect to the Loan or the Facility Agent’s or the Paying Agent’s duties under Section 2.4(C) or the Notice of Borrowing. Neither the Facility Agent nor the Paying Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than Section 2.4(C) and the Notice of Borrowing, whether or not an original or a copy of such agreement has been provided to the Facility Agent or the Paying Agent; and neither the Facility Agent nor the Paying Agent shall have any duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. Neither the Facility Agent nor the Paying Agent will be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein with respect to the Loan. Section 2.4(C) and the Notice of Borrowing set forth all matters pertinent to the escrow of the Loan to be made on the Closing Date, and no additional obligations of the Facility Agent or the Paying Agent with respect thereto shall be inferred or implied from the terms of this Agreement or any other agreement.
(E)Immediately upon making of the Loan pursuant to this Section 2.4, the Commitments of each Lender shall be extinguished and there shall be no further obligation on the part of any Lender to make advances or loans hereunder. Once repaid, no portion of the Loan may be re-borrowed.
Section 2.5.    Fees.

(A)Manager Fee. On each Payment Date, the Borrower shall pay the Manager Fee to the initial Manager and after the resignation or replacement of the initial Manager, the Borrower shall pay the Manager Fee to a Successor Manager appointed in accordance with the Management Agreement.
(B)Custodial Fee. On each Payment Date, the Borrower shall pay the Custodial Fee to the Custodian.
(C)Paying Agent Fee. On each Payment Date, the Borrower shall pay the Paying Agent Fee to the Paying Agent.
(D)Collateral Agent Fee. On each Payment Date, the Borrower shall pay the Collateral Agent Fee to the Collateral Agent.
(E)Transition Manager Fee. On each Payment Date, the Borrower shall pay the Transition Manager Fee to the Transition Manager.
(F)Lessee O&M Provider Fee. On each Payment Date (and, subject to Section 8.2(B)(iv)(2), each other date when the Lessee O&M Provider Fee is owed to the Lessee O&M Provider), the Borrower shall pay the Lessee O&M Provider Fee to the Lessee O&M Provider.
(G)Lessee Administrative Services Provider Fee. On each Payment Date (and, subject to Section 8.2(B)(iv)(2), each other date when the Lessee Administrative Services Provider Fee is owed to the Lessee Administrative Services Provider), the Borrower shall pay the Lessee Administrative Services Provider Fee to the Lessee Administrative Services Provider.
(H)Payment of Fees. All accrued and unpaid fees set forth in Section 2.5(A) through
(G) above shall be payable on each Payment Date (and, subject to Section 8.2(B)(iv)(2), each other date when the Lessee Administrative Services Provider Fee is owed to the Lessee Administrative Services Provider and when the Lessee O&M Provider Fee is owed to the Lessee O&M Provider) by the Borrower in the order of priority established pursuant to Section 2.7(B) in accordance with the related Quarterly Manager Report.
Section 2.6.    [Reserved].
Section 2.7. Repayment of the Loan. (A) The Outstanding Loan Balance and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable in full, if not due and payable earlier, on the Maturity Date.
(B)On each Payment Date, the Paying Agent shall apply (a) with respect to Payment Dates only, all amounts on deposit in the Collection Account (such amounts on deposit, the “Available Funds”), and (b) any other amounts paid by or received from the Borrower for such Collection Period, including pursuant to Sections 2.8, 2.12 and 2.13, as applicable, based solely on information contained in the Quarterly Manager Report delivered by the Manager (or such other report or direction agreed to by the Facility Agent) for such related Collection Period in the following order of priority:

(i)first, ratably and on a pari passu basis (a) to the Paying Agent, any accrued and unpaid Paying Agent Fees then due and payable by the Borrower and any accrued and unpaid Paying Agent Fees with respect to prior Payment Dates plus out-of-pocket expenses of and indemnities owed to the Paying Agent incurred and not reimbursed in connection with its obligations and duties under the Transaction Documents, (b) to the Collateral Agent, any accrued and unpaid Collateral Agent Fees then due and payable by the Borrower and any accrued and unpaid Collateral Agent Fees with respect to prior Payment Dates plus out-of-pocket expenses of and indemnities owed to the Collateral Agent incurred and not reimbursed in connection with its obligations and duties under the Transaction Documents, (c) to the Custodian, any accrued and unpaid Custodial Fees then due and payable by the Borrower and any accrued and unpaid Custodial Fees with respect to prior Payment Dates plus out-of-pocket expenses of and indemnities owed to the Custodian incurred and not reimbursed in connection with its obligations and duties under the Custodial Agreement, (d) to the Transition Manager, any accrued and unpaid Transition Manager Fees then due and payable by the Borrower and any accrued and unpaid Transition Manager Fees with respect to prior Payment Dates plus out-of-pocket expenses of and indemnities owed to the Transition Manager incurred and not reimbursed in connection with its obligations and duties under the Manager and Provider Transition Agreement, (e) to the Lessee O&M Provider, any accrued and unpaid Lessee O&M Provider Fees then due and payable by the Borrower and any accrued and unpaid Lessee O&M Provider Fees with respect to prior dates, plus any accrued and unpaid Senior Service Provider Extraordinary Expenses then due and payable by the Borrower and any accrued and unpaid Senior Service Provider Extraordinary Expenses with respect to prior dates, plus out-of-pocket expenses of and indemnities owed to the Lessee O&M Provider incurred and not reimbursed in connection with its obligations and duties under the Master Operations and Maintenance Agreement, (f) to the Lessee Administrative Services Provider, any accrued and unpaid Lessee Administrative Services Provider Fees then due and payable by the Borrower and any accrued and unpaid Lessee Administrative Services Provider Fees with respect to prior dates, plus any accrued and unpaid Senior Service Provider Extraordinary Expenses then due and payable by the Borrower and any accrued and unpaid Senior Service Provider Extraordinary Expenses with respect to prior dates, plus out-of-pocket expenses of and indemnities owed to the Lessee Administrative Services Provider incurred and not reimbursed in connection with its obligations and duties under the Master Asset Management Agreement and (g) to the Manager for payment to the appropriate taxing authorities, the amount of sales, use and property taxes required to be paid by the Borrower prior to the first day of the following calendar month for which funds have not previously been withdrawn from the Collection Account; provided, that any out- of-pocket expenses and indemnities required to be paid pursuant to sub-clauses (a) and (b) of this clause (i) will be limited to $75,000 per calendar year so long as no Event of Default has occurred and is continuing; provided, further, that any out-of-pocket expenses and indemnities required to be paid pursuant to sub-clause (c) of this clause (i) will be limited to $25,000 per calendar year so long as no Event of Default has occurred and is continuing; provided, further, that any out-of-pocket expenses and indemnities required to be paid pursuant to each of sub-clauses (d) through (f) of this clause (i) will be limited to $100,000 per calendar year so long as no Event of Default has occurred and is continuing;

(ii)second, to the Manager, any accrued and unpaid Manager Fees then due and payable by the Borrower and any accrued and unpaid Manager Fees with respect to prior Payment Dates;
(iii)third, ratably and on a pari passu basis to each Lender, all Interest Distribution Amounts then due and payable by the Borrower;
(iv)fourth, ratably and on a pari passu basis to each Lender, (x) if the Amortization Period is not in effect, the amount required to cure any Borrowing Base Deficiency and (y) if the Amortization Period is in effect, all remaining Available Funds;
(v)fifth, ratably and on a pari passu basis, to each Lender, any prepayments being made pursuant to Section 2.8;
(vi)sixth, so long as no Early Amortization Event has occurred, to the Liquidity Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Liquidity Reserve Account Required Balance;
(vii)seventh, ratably and on a pari passu basis, to the Facility Agent and the Lenders, the aggregate amount of all other Obligations (excluding any Breakage Costs and all Make Whole Amount) then due and payable to such Persons the extent not paid pursuant to the foregoing clauses until paid in full;
(viii)eighth, ratably and on a pari passu basis, to each Lender, the aggregate amount of all Obligations constituting any Breakage Costs;
(ix)ninth, ratably and on a pari passu basis, to the Paying Agent, the Collateral Agent, the Custodian, the Transition Manager, the Lessee O&M Provider and the Lessee Administrative Services Provider, any accrued and unpaid amounts not paid pursuant to clause (i) above;
(x)tenth, ratably and on a pari passu basis, to each of the Lessee O&M Provider and the Lessee Administrative Services Provider, any accrued and unpaid Service Provider Extraordinary Expenses owed to it;
(xi)eleventh, to the Manager, any accrued and unpaid Service Provider Extraordinary Expenses owed to it;
(xii)twelfth, ratably and on a pari passu basis, to the Lenders, the Make Whole Amount, if any;
(xiii)thirteenth, ratably and on a pari passu basis, to the Lenders, Post-ARD Additional Loan Interest and Deferred Post-ARD Additional Loan Interest due on such Payment Date, if any; and
(xiv)fourteenth, within 30 days after a Payment Date, after giving effect to any transfers made pursuant to clauses (i) through (xiii) of this Section 2.7(B), all remaining

Available Funds shall be retained in the Collection Account for application on the immediately succeeding Payment Date in accordance with this Section 2.7(B).
(C)Notwithstanding anything to the contrary set forth in Section 2.7(B), to the extent that, in accordance with Section 8.2(B)(iii), (1) the Paying Agent receives monies without adequate instruction and deposits such monies into the Collection Account and (2) the Borrower delivers a certificate to the Paying Agent directing the application of such monies to another Paying Agent Account, the Paying Agent shall transfer those monies within one (1) Business Day of receiving such certificate from Borrower.
(D)Notwithstanding anything to the contrary set forth in this Section 2.7 or Section 8.2, the Paying Agent shall not be obligated to make any determination or calculation with respect to the payments or allocations to be made pursuant to either of such Sections, and in making the payments and allocations required under such Sections, the Paying Agent shall be entitled to rely exclusively and conclusively upon the information in the latest Quarterly Manager Report delivered by the Manager (or such other report or direction delivered by the Facility Agent) received by the Paying Agent pursuant to either such Section prior to the applicable payment date.
Any payment direction to be acted upon by the Paying Agent pursuant to either such Section on a payment date other than a Payment Date shall be delivered to the Paying Agent at least one (1) Business Day prior to the date on which any payment is to be made.
(E)The Facility Agent, each Lender and the Borrower (with respect to itself and each other Person entitled to receive payments pursuant to this Section 2.7 other than the Facility Agent or the Lenders) shall provide or cause to be provided to the Paying Agent wire instructions for the receipt of funds pursuant to this Section 2.7. The wire instructions as of the Closing Date are set forth on Exhibit G.
Section 2.8. Prepayments. The Borrower may upon written notice to the Facility Agent, each Lender and the Paying Agent, and subject to the priority of payments set forth in Section 2.7(B), prepay all or any portion of the balance of the principal amount of the Loan (any such prepayment, a “Voluntary Prepayment”), which notice shall be given by 11:00 A.M. at least three
(3) Business Days prior to the proposed date of such Voluntary Prepayment, which proposed date must be a Payment Date. Each Voluntary Prepayment that is a partial prepayment of the Loan shall be in an amount of not less than $1,000,000 or an integral multiple of $10,000 in excess thereof and shall be accompanied by (a) the payment of all accrued but unpaid interest on the amounts to be so prepaid (including any Post-ARD Additional Loan Interest), (b) any Make Whole Amount in connection with such prepayment and (c) the payment of all fees then due and payable to the Facility Agent, the Lenders, the Collateral Agent, the Paying Agent, the Custodian, the Manager, the Transition Manager, the Lessee O&M Provider and the Lessee Administrative Services Provider.
Section 2.9. Mandatory Prepayments of Loan. If, as of any Calculation Date, the Outstanding Loan Balance exceeds the Borrowing Base as of such Calculation Date (as such Borrowing Base is set forth in the applicable Quarterly Manager Report for the related Payment Date) (the occurrence of any such excess being referred to herein as a “Borrowing Base Deficiency”), then the Borrower shall pay to the Paying Agent for the account of the Lenders (and direct the Paying Agent to pay to the

Lenders) the amount of any such excess (to be applied to the reduction of Outstanding Loan Balance ratably among all Lenders based on their Lender Percentages to the extent necessary to cure such Borrowing Base Deficiency) on the immediately succeeding Payment Date in accordance with, and subject to, Section 2.7(B)(iv)(x).
Section 2.10. Interest. The Loan and any unpaid Interest Distribution Amounts as described in clause (ii) of the definition of Interest Distribution Amounts shall bear interest (including after the commencement of an Insolvency Event) on the unpaid principal amount thereof at a rate per annum equal to the then applicable Loan Rate. If any amounts required to be paid by the Borrower under this Agreement or any other Transaction Documents (including principal or interest payable on the Loan, and any fees or other amounts payable to the Facility Agent, Collateral Agent or a Lender) remain unpaid after such amounts are due, whether by acceleration or otherwise, the Borrower shall pay interest on the aggregate outstanding balance of such overdue amount from the date due until the amounts are paid in full at a rate per annum equal to the Loan Rate. The Lenders shall be entitled to such accrued interest in an amount equal to the applicable Interest Distribution Amount payable on each Payment Date in accordance with Section 2.7(B).
Section 2.11. Post-ARD Additional Interest. If the Outstanding Loan Balance has not been paid in full on or before the Anticipated Repayment Date, additional interest (the “Post-ARD Additional Loan Interest”) will begin to accrue on the Loans during each Interest Accrual Period thereafter at the Post-ARD Additional Interest Rate. The Post-ARD Additional Loan Interest will only be due and payable after the Outstanding Loan Balance has been paid in full. Prior to such time, the Post-ARD Additional Loan Interest accruing on the Loans will be deferred and added to any Post-ARD Additional Loan Interest previously deferred and remaining unpaid (“Deferred Post-ARD Additional Loan Interest”). Deferred Post-ARD Additional Loan Interest will not bear interest.
Section 2.12. Breakage Costs; Make Whole Amounts; Increased Costs; Capital Adequacy; Illegality; Additional Indemnifications.
(A)Breakage Costs and Make Whole Amounts. If (x) the Loan is not made on the date specified by the Borrower in the Notice of Borrowing (or deemed specified pursuant to Section 2.4(A)) for any reason other than default by one or more Lenders, the Borrower agrees to pay applicable Breakage Costs, if any, with respect thereto and (y) the Loan is repaid on a date prior to the Make Whole Determination Date, the Borrower hereby agrees to pay the Make Whole Amount associated with such repayment. The Borrower shall not be responsible for any Make Whole Amount or any other loss, cost, or expenses arising at the time of, and arising solely as a result of, any assignment made pursuant to Section 10.8 and the reallocation of any portion of the Loan of the applicable Lender making such assignment. Except for any Make Whole Amount, all payments and prepayments hereunder shall be made without any penalty or premium.
(B)Increased Costs. If any Change in Law (a) shall subject any Lender, the Facility Agent, or any Affiliate thereof (each of which, an “Affected Party”) to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) shall impose, modify or deem applicable any reserve requirement (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party, or (c) shall impose any other condition affecting the Collateral or the rights of any Lender and the Facility Agent hereunder, the result of which is to increase the cost to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten (10) Business Days after written demand by such Affected Party (which demand shall be accompanied by a certificate pursuant to Section 2.12(E)), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, any obligation to make the Loan hereunder, any of the rights of such Lender, or the Facility Agent hereunder, or any payment made hereunder in accordance with Section 2.7(B); provided, that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12(B) for any additional or increased costs or reductions incurred more than one hundred and eighty
(180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
(C)Capital Adequacy. If any Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten (10) Business Days after written demand by such Affected Party (which demand shall be accompanied by a certificate pursuant to Section 2.12(E)), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction in accordance with Section 2.7(B); provided, that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12(C) for any amounts or additional amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
(D)Compensation. If as a result of any event or circumstance similar to those described in Section 2.12(A), 2.12(B), or 2.12(C), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Loan hereunder, then within ten (10) Business Days after written demand by such Affected Party (which demand shall be accompanied by a certificate pursuant to Section 2.12(E)), the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such

Affected Party for any amounts paid by it; provided, that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12(D) for any amounts or additional amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
(E)In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower a certificate as to the basis for such additional or increased cost or reduction and the basis for its calculation, which certificate shall be conclusive absent manifest error.
(F)If the Borrower is required to pay amounts under Section 2.12(B), (C), (D), or Section 2.17, then the applicable Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (x) file any certificate or document reasonably requested in writing by the Borrower or (y) assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on the Borrower pursuant to such Sections; provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining its Lender Percentage of the Loan or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless the Borrower agrees to pay such additional costs and expenses.
(G)(i) If the Borrower incurs any liability to a Lender under Section 2.12(B), (C) or
(D) or Section 2.17, then the Borrower, at its sole expense may, upon notice to such Lender and the Facility Agent, require such Lender subject to this Section 2.12(G) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Loan to an assignee that shall assume all those rights and obligations; provided, however, that (w) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having valid jurisdiction, (x) the Borrower shall have received the prior written consent of the Facility Agent, which consent shall not be unreasonably withheld or delayed,
(y) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loan of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto, and (z) the Borrower shall have paid to the Facility Agent the assignment fee (if any) specified in Section 10.8(A).
(ii)A Lender subject to this Section 2.12(G) shall not be required to make any such assignment and delegation if (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply, (B) such Lender shall waive its right to claim compensation or payment under Section 2.12 or Section 2.17, if applicable, or (C) any Potential Default, Event of Default or Early

Amortization Event then exists. Each party hereto agrees that (a) an assignment required pursuant to this Section 2.12(G) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Facility Agent and the assignee and (b) the Lender required to make such assignment need not be a party to such Assignment and Assumption in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
(iii)Clauses (i) through (iii) of this Section 2.12(G) shall not apply to Lenders for whom Barings LLC and its Affiliates is investment advisor so long as such Lenders constitute the Majority Lenders.
Section 2.13. Payments and Computations. (A) General. All payments to be made by the Borrower under this Agreement shall be made on the date when due without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower), free and clear of and without condition or deduction (other than with respect to Taxes pursuant to Section 2.17) for any counterclaim, defense, recoupment or setoff. The Borrower (through the Paying Agent pursuant to Section 2.7(B) and as otherwise permitted in this Agreement) shall make each payment and prepayment in respect of principal, interest, expenses, indemnities, fees or other Company Obligations due from the Borrower not later than 12:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Paying Agent at its address referred to in Section 10.3 or to such account provided by the Paying Agent in immediately available, same-day funds. Payments on Company Obligations may also be made by application of funds in the Collection Account as provided in Section 2.7(B). All computations of interest for the Loan and all other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year composed of twelve 30-day months. Each determination by the Facility Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. The Borrower agrees that, to the extent there are insufficient funds in the Collection Account, to make any payment under this clause (A) when due, the Borrower shall immediately pay to the Paying Agent all amounts due that remain unpaid.
(B)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Paying Agent its Lender Percentage of the Loan as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Paying Agent because the conditions to the Loan set forth in Article III are not satisfied or waived in accordance with the terms hereof, the Paying Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(C)Obligations of Lenders Several. The obligations of the Lenders hereunder to make the Loan, and to make payments pursuant to Section 2.2 are several and not joint. The failure of any Lender to make its Lender Percentage of the Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Lender Percentage of the Loan, or to make its payment under Section 10.5(B).

(D)Funding Source. Subject to Applicable Law, nothing herein shall be deemed to obligate any Lender to obtain the funds for its Lender Percentage of the Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Lender Percentage of the Loan in any particular place or manner.
Section 2.14. Payment on Non-Business Days. Whenever any payment hereunder or under the Loan shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.
Section 2.15. [Reserved].
Section 2.16. [Reserved].
Section 2.17. Taxes.
(A)Defined Terms. For purposes of this Section 2.17 the term “applicable Law” includes FATCA.
(B)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(C)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of a Lender timely reimburse it for the payment of, any Other Taxes.
(D)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient shall be conclusive absent manifest error.
(E)Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such

Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so),
(ii) any Taxes attributable to the failure of such Lender to comply with the provisions of Section 10.8(D), and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error.
(F)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.
(G)Status of Recipients. (i) Any Lender (upon becoming a Lender hereunder, including, for the avoidance of doubt, as a result of participation described in Section 10.8(D) or an assignment described in Section 10.8(C), provided that documentation required pursuant to this Section 2.17(G) from participants shall be provided to the participating Lender) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Paying Agent and the Facility Agent, at the time or times reasonably requested by the Borrower, the Paying Agent or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Paying Agent or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Paying Agent or the Facility Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, the Paying Agent or the Facility Agent as will enable the Borrower, the Paying Agent or the Facility Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)Without limiting the generality of the foregoing,
(a)any Lender that is a U.S. Person shall deliver to the Borrower, the Paying Agent and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or the Facility Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Paying Agent and the Facility Agent (in such number of copies as shall be requested by the Borrower, the Paying Agent or the Facility Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or the Facility Agent), whichever of the following is applicable:
(1)in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of,
U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN- E; or
(4)to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(c)any Lender which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Paying Agent and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Paying Agent or the Facility Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower, the Paying Agent or the Facility Agent to determine the withholding or deduction required to be made; and
(d)if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower, the Paying Agent and the Facility Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower, the Paying Agent or the Facility Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower, the Paying Agent or the Facility Agent as may be necessary for the Borrower, the Paying Agent and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Paying Agent and the Facility Agent in writing of its legal inability to do so.
(H)Forms for Facility Agent. The Facility Agent and each Lender shall deliver to the Paying Agent on or before the first Payment Date, executed copies of IRS Form W-9 or W-8, as applicable, certifying that the Facility Agent or such Lender is exempt from U.S. federal backup withholding tax.
(I)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (I) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (I), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (I) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(J)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Section 2.18. Pro Rata Treatment Amongst Lenders.
Except as otherwise provided herein each borrowing, each payment of principal or interest on the Loan and each payment of fees contemplated hereunder shall be made or shared among the Lenders pro rata in accordance with the Lender Percentages. Each Lender agrees that in computing each Lender’s Lender Percentage, the Borrower may (with the consent of the Facility Agent) round each Lender’s percentage of such Loan out to 9 decimal places.
ARTICLE III Conditions of Lending and Closing
Section 3.1.    Conditions Precedent to Closing. The following conditions shall be satisfied on or before the Closing Date:
(A)Closing Documents. Facility Agent shall have received each of the following documents, in form and substance satisfactory to Facility Agent and each Lender, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:
(i)this Agreement;
(ii)a Loan Note for each Lender that has requested the same;
(iii)the Security Agreement;
(iv)the Lockbox Account Control Agreement;
(v)the Sale and Contribution Agreement;
(vi)the Management Agreement;
(vii)the Custodial Agreement;
(viii)the Performance Guaranty;
(ix)the Manager and Provider Transition Agreement;

(x)the Structuring and Facility Agent Fee Letter;
(xi)the Provider Consent Agreement;
(xii)the Lessor Consent;
(xiii)the Reconveyance Agreement;
(xiv)the Reconveyance Releases; and
(xv)the Borrower LLC Agreement.
(B)Certificates. Facility Agent shall have received: (i) an incumbency certificate from Computershare, (ii) a certificate from a Responsible Officer of each other Transaction Party (a) attesting to the resolutions, consent or minutes of the board of directors of such Transaction Party authorizing its execution, delivery, and performance of this Agreement and the other Transaction Documents to which such Transaction Party is a party, (b) with respect to the Borrower only, attesting to the absence of any material breach by the Borrower (or any Affiliate thereof) of any Master Lease Document to which it is a party, (c) with respect to the Borrower only, attesting to the satisfaction (or waiver by the Facility Agent and each Lender) of all conditions precedent to the Closing Date applicable to it in accordance with the terms and conditions hereof (assuming that in any case where a condition provides that a document, instrument or other item must be satisfactory to Facility Agent and each Lender, or any action must be taken by Facility Agent or a Lender, such document, instrument or other item is satisfactory to Facility Agent or such Lender, or such action has been taken by Facility Agent or such Lender), and (d) attesting to the incumbency and signatures of the Responsible Officers authorized to execute the same; (iii) with respect to each Transaction Party other than other than the Paying Agent, the Collateral Agent and the Custodian, copies of such Transaction Party’s Organizational Documents, as amended, modified, or supplemented prior to the Closing Date, in each case certified by a Responsible Officer of such Transaction Party; and (iv) with respect to each Transaction Party other than the Paying Agent, the Collateral Agent and the Custodian, a certificate of status with respect to such Transaction Party, dated within fifteen (15) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.
(C)Legal Opinions. Facility Agent shall have received customary opinions of (i) Troutman Pepper Hamilton Sanders LLP as counsel to the Spruce Parties addressed to the Facility Agent, the Collateral Agent and each Lender, related to (a) authorization and enforceability of the Transaction Documents and other corporate matters, (b) security interest and UCC matters, (c) investment company matters and (d) true sale and substantive consolidation matters and (ii) counsel to each other Transaction Party (other than the Provider or the Lessor) addressed to the Facility Agent, the Collateral Agent and each Lender, related to authorization and enforceability of the Transaction Documents and other corporate matters.
(D)No Material Adverse Effect. Since December 31, 2023, no event or circumstance has occurred which would reasonably be expected to have Material Adverse Effect.

(E)Know Your Customer Information. The Facility Agent, the Collateral Agent, the Paying Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “Know Your Customer” and Anti-Money Laundering Laws, including the Patriot Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification to the Facility Agent, the Collateral Agent, the Paying Agent and each Lender.
(F)Payment of Fees and Expenses. The Borrower shall have, concurrently with the satisfaction or waiver of all the other conditions precedent in this Section 3.1, paid all fees and expenses previously agreed in writing to be paid on or prior to the Closing Date and invoiced at least one Business Day prior to the Closing Date, including, subject to Section 10.6, the reasonable and documented fees and expenses of Mayer Brown LLP, counsel to the Facility Agent and the Lenders, in connection with the transactions contemplated hereby.
(G)Taxes. All sales, use and property taxes, and any other taxes in connection with any period prior to the Closing Date, that are due and owing with respect to the Borrower or, to the Knowledge of the Borrower, the Original Lessee prior to the Closing Date have been paid or provided for by the Sponsor.
(H)Closing Date Certificate of the Spruce Parties. The Facility Agent shall have received a certificate of a Responsible Officer of each Spruce Party (in his or her capacity as such) in form satisfactory to Facility Agent certifying:
(i)that its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), other than, in each case, those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date; and
(ii)with respect to the Borrower only (a) that no Early Amortization Event, Event of Default or Potential Default has occurred and is continuing or would result from the execution and delivery of the Transaction Documents; (b) after giving effect to the Loan and the application of the proceeds therefrom, the Borrower will be Solvent; and (c) as to the absence of any Insolvency Event with respect to the Borrower.
(I)UCC Search Results. The Facility Agent shall have received the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to the Original Lessee and the Borrower in all appropriate jurisdictions together with copies of all such filings disclosed by such search.
(J)Collateral. The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents, to perfect the Collateral Agent’s interests in the Collateral and to satisfy the covenants set forth in

Section 5.1(T). The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that may perfect the Lien and security interest described above by possession or control along with blank transfer powers and proxies. The Borrower shall have filed proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Original Lessee, the Borrower or any of their respective affiliates.
(K)Accounts. The Lockbox Account and each Paying Agent Account shall have been opened in the name of the Borrower.
(L)No Litigation. There shall be no ongoing actions, suits or proceedings, pending or threatened in writing with respect to the Original Lessee, the Manager, the Performance Guarantor or the Borrower which would reasonably be expected to have a Material Adverse Effect.
(M)Approvals and Consents. Each Transaction Party shall have obtained all approvals and all consents, in each case that are necessary for its entry into the Transaction Documents to which it is a party and implementation of the transactions contemplated in the Transaction Documents.
(N)[Reserved].
(O)Independent Engineering Report. The Borrower, the Facility Agent and the Lenders shall have received an Independent Engineering Report from the Independent Engineer that is in form and substance satisfactory to the Facility Agent and each Lender.
(P)Master Lease Documents. The Facility Agent shall have received copies of the Master Lease Documents.
(Q)Retention Amount. An amount equal to the Retention Amount shall be on deposit in the Lockbox Account.
Section 3.2. Conditions Precedent to the Loan. (A) The obligation of each Lender to make or participate in the Loan shall be subject, at the time thereof, to the satisfaction of the following conditions:
(i)Funding Documents. The Facility Agent and the Paying Agent shall have received a completed Notice of Borrowing and a Borrowing Base Certificate in accordance with Section 2.4, each in form and substance satisfactory to the Facility Agent.
(ii)Custodial Certificate. All certifications then required to be delivered by the Custodian pursuant to Sections 4(a) and (b) of the Custodial Agreement for each Solar Asset shall have been received by the Facility Agent.
(iii)Reserve Accounts. The amount on deposit in the Liquidity Reserve Account shall not be less than the sum of the Liquidity Reserve Account Required Balance, taking into account the application of the proceeds of the Loan.

(iv)Aggregate Commitment/Borrowing Base. After giving effect to such Loan, the Outstanding Loan Balance shall not exceed the lesser of (a) the Aggregate Commitment in effect as of the Closing Date and (b) the Borrowing Base as of the Closing Date.
(v)Master Lease Documents. Each Master Lease Document shall be in full force and effect.
(vi)Ratings. The Rating Agency shall have issued a rating of “A+ (sf)” on the Loan Notes.
(B) The Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 3.2 have been satisfied on and as of the Closing Date; provided, that the Borrower makes no representation or warranty as to any item that must be reasonably satisfactory to the Facility Agent.
ARTICLE IV Representations and Warranties
Section 4.1.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Facility Agent, each Lender and the Collateral Agent as of the Closing Date, as follows:
(A)Organization; Corporate Powers. Each Spruce Party (i) is a duly organized and validly existing limited liability company or corporation, as the case may be, in good standing under the laws of the State of Delaware, (ii) has the limited liability company power or corporate power, as the case may be, and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except (with respect to this clause (iii) only) where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
(B)Authority and Enforceability. Each Spruce Party has the limited liability company or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is party and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is party. Each Spruce Party has duly executed and delivered each Transaction Document to which it is party and each such Transaction Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Spruce Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(C)Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by a Spruce Party of any Transaction Document to which it is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which such Spruce Party is a party.
(D)Litigation. There are no ongoing actions, suits or proceedings, pending or threatened in writing with respect to any Spruce Party or the Collateral (i) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or any other Transaction Document, or (ii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect or (iii) seeking any determination or ruling that could reasonably be expected to adversely affect the federal, state or local income, excise, franchise or similar tax attributes of the Loan.
(E)Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by any Spruce Party of the Transaction Documents to which it is party nor compliance with the terms and provisions thereof (i) except as would not reasonably be expected to result in a Material Adverse Effect, will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Spruce Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its properties may be bound or affected, including the Transaction Documents,
(iii) result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Borrower, or (iv) will breach any provision of the Organizational Documents of such Spruce Party.
(F)Compliance with Law. Each Spruce Party (with respect to the Sponsor and the Original Lessee only, to the Knowledge of the Borrower) has complied with all applicable Laws, including consumer protection laws, in each case, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.
(G)Use of Proceeds. Proceeds of the Loan have been used only as permitted under Section 2.3. No part of the proceeds of the Loan have been used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.
(H)Paying Agent Accounts. The account numbers of the Paying Agent Accounts and the Lockbox Account are specified on Schedule II attached hereto, as updated pursuant to Section 5.1(V). Other than accounts on Schedule II attached hereto, as updated pursuant to Section 5.1(V), the Borrower does not have any other accounts. The Borrower has directed the Provider to cause all Host Customers to make all Host Customer Payments directly to the Lockbox Account.
(I)ERISA. None of the assets of any Loan Party or the Performance Guarantor are or, prior to the repayment of all Obligations, will be subject to Title I of ERISA, Section 4975 of the

Internal Revenue Code, or, by reason of any investment in such Spruce Party by any governmental plan, within the meaning of Section 3(32) of ERISA, or any church plan within the meaning of Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Neither the Borrower nor any of its ERISA Affiliates has maintained, participated or had any liability in respect of any Plan during the past six (6) years which could reasonably be expected to subject the Borrower or any of its ERISA Affiliates to any tax, penalty or other liabilities. With respect to any Plan which is a Multi-Employer Plan, no such Multi-Employer Plan shall be “insolvent,” as defined in Title IV ERISA, if the insolvent status continues unremedied for thirty (30) days. No ERISA Event has occurred or is reasonably likely to occur.
(J)Taxes. The Borrower has timely filed all federal, state, provincial, territorial, foreign and other Tax returns and reports required to be filed under applicable law, and has timely paid all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) where the failure to file such Tax returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect. No Lien (other than Permitted Liens) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax due from the Borrower. Any Taxes due and payable by the Borrower or its predecessors in interest in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transfers and transactions contemplated hereby or thereby have been paid or shall have been paid if and when due. The Borrower is not liable for Taxes payable by any other Person other than pursuant to customary commercial agreements not primarily related to Taxes that contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as financing agreements with Tax gross-up obligations or leases with Tax escalation provisions). For United States federal and state income tax purposes the Borrower (i) is treated as a disregarded entity of Sponsor, which is a U.S. Person, (ii) is not an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for U.S. federal income tax purposes. The Borrower (i) is not subject to any Tax in any jurisdiction outside the United Stated and (ii) is not subject to any material tax imposed by a state or local taxing authority. Neither the execution nor delivery of the Transaction Documents nor the consummation of any of the transactions contemplated by such Transaction Documents will affect such status. The transfer, assignment and pledge of the Collateral by the Borrower of the Original Lessee pursuant to the Transaction Documents is not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid. No tax is owed in connection with the sale or contribution to the Borrower except as paid.
(K)Material Agreements. There are no ongoing breaches or defaults by any Spruce Party, or, to the Knowledge of the Borrower, the Lessor or the Provider, under the Transaction Documents or the Master Lease Documents.
(L)Accuracy of Information. The written information (other than financial projections, forward looking statements, information of a general economic or industry specific nature and any reports or other information prepared by any third party or consultant, including the Independent Engineer, other than any information in such reports or other information that has been provided by or on behalf of the Borrower) that has been made available to the Paying Agent, the Collateral Agent, the Custodian, the Facility Agent or any Lender by or on behalf of the Borrower or any Affiliate thereof in connection with the transactions hereunder including any written statement or certificate of factual information, when taken as a whole, was, as of the date such disclosed information was made furnished, complete and correct in all material respects and, as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein (taken as a whole) not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).
(M)No Material Adverse Effect. As of the Closing Date, no event or circumstance has occurred which would be reasonably be expected to have a Material Adverse Effect.
(N)Solvency. Immediately following the making of the Loan on the Closing Date and after giving effect to the application of the proceeds thereof, the Borrower is Solvent.
(O)Investment Company Act. The Borrower is not required to register as an “investment company” as such term is defined in the 1940 Act. In making the foregoing determination, although other bases or exclusions may be available, the Borrower is relying on a determination that it qualifies for the exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the 1940 Act.
(P)Covered Fund. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.
(Q)Properties; Security Interest. The Borrower has good title to all of its properties and assets necessary in the ordinary conduct of its business, free and clear of Liens other than Permitted Liens. Once executed and delivered, the Collateral Documents create, as security for the Obligations, valid and enforceable and (coupled with this Agreement and subject to the taking of all actions required thereunder and under the Collateral Documents for perfection, including (i) the filing of financing statements in appropriate form in the offices specified in the Security Agreement and (ii) the taking of possession or control by the Collateral Agent of such property with respect to which a security interest may be perfected only by possession or control) perfected security interests in and Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, which are (subject to any Permitted Liens) superior to and prior to the rights of all third persons, and such Collateral is subject to no other Liens (other than Permitted Liens).
(R)Subsidiary. The Borrower does not have any Subsidiaries and does not own or hold, directly or indirectly, any Equity Interests of any other Person.
(S)Sanctions; Anti-Corruption; Anti-Money Laundering. No Spruce Party nor, to the Knowledge of any Spruce Party, any of its officers, directors or employees (i) is a Sanctioned Person or (ii) is in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions. No

Spruce Party conducts business or completes transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.
(T)Insurance. The Borrower is in compliance with Section 5.1(Q).
(U)Legal Counsel. The Spruce Parties have each consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by the Transaction Documents, and no Spruce Party is participating in such transactions in reliance on any advice of a Lender, the Facility Agent or their Affiliates or counsel, with respect to the compliance, tax, accounting, regulatory or any other matters of such Person.
(V)Environmental Compliance. To the Knowledge of the Borrower, there is no: (i) past or existing material violation of any applicable Environmental Law by any Spruce Party or any Affiliate thereof relating in any way to any Collateral; (ii) Environmental Claim pending or threatened against any Spruce Party or any Affiliate thereof; and (iii) event, condition or circumstance that would reasonably be expected to form a basis for an Environmental Claim against any Spruce Party or any Affiliate thereof, in each case as would reasonably be expected to have a Material Adverse Effect.
(W)Business. No Spruce Party has conducted any business other than (i) the acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the PV Systems and the Solar Assets related thereto and (ii) and activities related or incident to the foregoing (including those contemplated by the Transaction Documents or the Master Lease Documents). No Spruce Party has any outstanding Indebtedness or other material liabilities other than as permitted under the Transaction Documents and the Master Lease Documents. No Loan Party is bound by any material contract other than Operative Documents to which it is a party. The Borrower does not engage in any business activities other than the purchase or acquisition of the Collateral, financing and pledging the Collateral under the Transaction Documents and other activities to the extent permitted by the Transaction Documents as in effect on the date hereof, or as amended as otherwise permitted by this Agreement. Without limitation of the foregoing, the Borrower is not a borrower or debtor under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Transaction Documents. The Borrower is not a party to any agreement, covenant or undertaking other than those set forth in the Transaction Documents that restricts the power or authority of the Borrower, acting without the consent of any other Person, to amend, waive or otherwise modify any provision of any Transaction Document.
(X)EEA Financial Institution. The Borrower is not an EEA Financial Institution.
(Y)[Reserved].
(Z)Beneficial Ownership Certification. As of the Closing Date, to the Knowledge of the Borrower, the information included in the Beneficial Ownership Certification is complete and correct.
(AA) Borrowing Base. Each of the Solar Assets in the Borrowing Base is an Eligible Solar Asset.

(BB) Anti-Corruption Laws and Sanctions. The Sponsor has (x) policies and procedures in place to ensure compliance by the Spruce Parties and any consolidated Affiliates, and their respective directors, officers, employees and agents with Anti-Corruption Laws and (y) procedures in place to ensure compliance by the Spruce Parties and any consolidated Affiliates, and their respective directors, officers, employees and agents with Sanctions. None of (a) the Spruce Parties or their consolidated Affiliates, directors, officers or employees, or (b) to the knowledge of the Spruce Parties, any Person acting on their behalf, is a Sanctioned Person or is in violation of Anti- Corruption Laws or Sanctions. None of the Spruce Parties or consolidated Affiliates will, directly or indirectly use the Loan proceeds or the proceeds of any other transaction contemplated by this Agreement or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any manner that would result in violation of Anti-Corruption Laws or Sanctions by any Person participating in the transactions contemplated hereby, whether as lender, borrower, servicer, guarantor, agent or otherwise. No Spruce Party nor any of its Subsidiaries or its consolidated Affiliates has engaged in or intends to engage in any deals or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.
(CC) Anti-Money Laundering Laws. Each Spruce Party’s operations and the operations of its Subsidiaries and consolidated Affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its Subsidiaries and consolidated Affiliates with respect to Anti-Money Laundering Laws is pending or, to its knowledge, threatened.
ARTICLE V COVENANTS
Section 5.1.    Affirmative Covenants. The Borrower covenants and agrees that, until all
Obligations (other than contingent obligations not then due) hereunder have been paid in full:
(A)Reporting Requirements. The Borrower will furnish (or cause to be furnished) to the Facility Agent for delivery to each Lender:
(i)as soon as possible, and in any event within (a) one hundred twenty (120) days after the close of each fiscal year of Sponsor (beginning with the fiscal year ending December 31, 2024), the unqualified audited financial statements for such fiscal year that include the consolidated balance sheet of Sponsor and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, prepared in accordance with GAAP and audited by a Nationally Recognized Accounting Firm selected by Sponsor; and (b) sixty (60) days after the end of each of its first three fiscal quarters of each fiscal year of Sponsor, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for Sponsor and its consolidated subsidiaries;

(ii)at any time that Sponsor is, or is an Affiliate of, the Manager, as soon as possible, and in any event within one hundred twenty (120) days after the end of each of its fiscal years (beginning with the fiscal year ending December 31, 2024), the Accountant’s Reports pursuant to the Management Agreement to the Facility Agent, each in form and substance satisfactory to the Facility Agent;
(iii)as soon as possible, and in any event within five (5) Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a Responsible Officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation;
(iv)to the extent any such notice has not been separately provided by a Transaction Party other than the Borrower, (a) promptly, and in any event within five (5) Business Days, after a Responsible Officer of any Spruce Party obtains Knowledge thereof (to the extent the Borrower also has Knowledge thereof), notice of the occurrence of any event that constitutes an Event of Default, a Potential Default or an Early Amortization Event, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (b) promptly, and in any event within five (5) Business Days after a Responsible Officer of any Spruce Party obtains Knowledge thereof (to the extent the Borrower also has Knowledge thereof), notice of any other material development concerning any litigation, governmental or regulatory proceeding (including Environmental Law) or labor matter (including ERISA Event) pending or threatened in writing against a Spruce Party;
(v)promptly, and in any event within five (5) Business Days, after a Responsible Officer of any Spruce Party obtains Knowledge thereof (to the extent the Borrower also has Knowledge thereof), notice that a Solar Asset is a Defective Solar Asset;
(vi)to the extent any such notice has not been separately provided by a Spruce Party other than the Borrower (to the extent the Borrower has Knowledge thereof), promptly, and in any event within five (5) Business Days, after receipt thereof by any Spruce Party, copies of all material amendments, supplements or waivers to any Transaction Document or any Master Lease Document;
(vii)to the extent any such notice has not been separately provided by a Spruce Party other than the Borrower (to the extent the Borrower has Knowledge thereof), promptly, and in any event within five (5) Business Days, after receipt thereof by any Spruce Party, copies of all notices and other documents delivered or received by the Borrower with respect to any tax Liens on Solar Assets held by a Spruce Party; and
(viii)prior written notice of any event described in clause (i) of the definition of “Change of Control” involving a Qualified Transferee.

(B)Other Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining Knowledge thereof, give written notice to the Facility Agent and each Lender of:
(i)any filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation, Environmental Claim, investigation or proceeding, whether at law or in equity by or before any Governmental Authority or any other material written notice from a Governmental Authority, in each case, with respect to any Spruce Party, any Transaction Document or any Master Lease Document, except to the extent that such action, suit, litigation, Environmental Claim, investigation, proceeding or notice would not reasonably be expected to have a Material Adverse Effect;
(ii)any dispute or disputes between a Spruce Party, on the one hand, and any Person, on the other hand, which could reasonably be expected to have a Material Adverse Effect and that involve (i) claims against such Spruce Party, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;
(iii)the occurrence of any event or circumstance which has, or could reasonably be expected to have, a Material Adverse Effect; and
(iv)the occurrence of, or notice given or received by a Spruce Party of, any event of default or termination in respect of any breach, default or claim under a Master Lease Document.
(C)Reports; Other Information. The Borrower will furnish to the Facility Agent for delivery to each Lender:
(i)promptly after receipt thereof, copies of any material documents and reports related to the Master Lease Documents furnished to the Borrower by a Governmental Authority, or furnished by the Borrower to such Governmental Authority;
(ii)as promptly as practicable (but in no event later than 10 Business Days following receipt or delivery thereof), copies of all material notices, documents or reports received or sent by the Borrower, any other Spruce Party or any Affiliate thereof pursuant to any Master Lease Document (including, but not limited to, all notices under Article V, Section 6.5 and Article IX of the Master Lease Agreement, Sections 2.13, 3.2, 4.3, 5.1 of the Master Asset Management Agreement and Sections 3a and 7a in Exhibit A thereto, and Sections 2.15, 3.2, 4.3 and 5.1 of the Master Operations and Maintenance Agreement and Sections 1a and 1b in Exhibit A thereto);
(iii)promptly after receipt thereof, a copy of any “management letter” received by the Borrower or in respect of the Master Lease Documents from its independent accounts and management’s response thereto; and
(iv)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Spruce Party or compliance with the terms of any Transaction Document or Master Lease Document, as the Facility Agent or any Lender may reasonably request through the Facility Agent.
(D)Quarterly Manager Reporting. The Borrower shall enforce the provisions of the Management Agreement which require the Manager to furnish, in each case to the Rating Agency, the Facility Agent, each Lender and the Paying Agent, the Quarterly Manager Report on each Determination Date pursuant to and in accordance with the terms of the Management Agreement.
(E)[Reserved].
(F)[Reserved].
(G)UCC Matters; Protection and Perfection of Security Interests. The Borrower agrees to notify the Facility Agent in writing of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or type of organization or corporate structure, or (iii) in the jurisdiction of any Loan Party’s organization, in each case, within ten (10) Business Days of such change. The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary or reasonably required by the Facility Agent (a) to complete all assignments under the applicable Sale and Contribution Agreement, (b) to perfect, protect or more fully evidence the Collateral Agent’s security interest in the Collateral, or (c) to enable the Facility Agent and the Collateral Agent to exercise or enforce any of its rights hereunder, under the Collateral Documents or under any other Transaction Document. Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or reasonably required by the Facility Agent to perfect the Collateral Agent’s interest in the Collateral. The Borrower hereby authorizes the Facility Agent and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Original Lessee and/or the Borrower as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Original Lessee or the Borrower. A carbon, photographic or other reproduction of the Collateral Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement. Notwithstanding anything in this Section 5.1(G) to the contrary, the Collateral Agent shall not be responsible for the filing of financing or continuation statements, or amendments thereto or assignments thereof, or for the monitoring of any such instruments or notices.
(H)Access to Certain Documentation and Information Regarding the Solar Assets. The Borrower shall permit and shall cause each other Spruce Party to permit the Facility Agent and each Lender or its duly authorized representatives or independent contractors, upon reasonable advance notice to such Spruce Party, (i) access to documentation that such Spruce Party may possess regarding the Solar Assets and the Master Lease Documents, (ii) to visit such Spruce Party and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with such Spruce Party, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of such Spruce Party as they relate to the Solar Assets and the Master Lease Documents, to make copies thereof or extracts therefrom, in each case, at such reasonable times and during regular business hours of such Spruce Party. The frequency of the granting of such access, such visits and such examinations, and the party to bear the expense thereof, shall be governed by the provisions of Section 7.17 with respect to the reviews of the Spruce Parties’ business operations described in such Section 7.17. The Facility Agent and each Lender shall and shall cause their representatives or independent contractors to use commercially reasonable efforts to avoid interruption of the normal business operations of the Spruce Parties. Notwithstanding anything to the contrary in this Section 5.1(H), (i) none of the Spruce Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Facility Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product, and (ii) each Spruce Party shall have the opportunity to participate in any discussions with such Spruce Party’s independent accountants.
(I)Existence and Rights; Compliance with Laws. The Borrower shall preserve and keep in full force and effect its (x) limited liability company existence and (y) any material rights, permits, patents, franchises, licenses and qualifications, except (with respect to clause (y) only) to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and cause its directors (acting in their capacity as such), officers, and employees, officers and employees to, comply with all applicable Laws, including Anti-Money Laundering Laws, Anti-Corruption Laws, Sanctions, consumer protection laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property and maintain in place all permits, licenses, approvals and qualifications required for each of them to conduct its business activities, except (other than with respect to Anti-Money Laundering Laws, Anti-Corruption Laws, Sanctions) to the extent such non-compliance or failures to maintain as would not be reasonably expected to have a Material Adverse Effect.
(J)Preservation of Rights; Further Assurance.
(a)(i) Maintain in full force and effect, preserve, protect and defend the material rights of each Spruce Party and (ii) take all actions necessary to prevent termination or cancellation (except as required by the Operative Documents) by, and enforce against, other parties of the terms of each Master Lease Document, including enforcement of any claims with respect thereto.
(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to
(a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.
(c)From time to time as reasonably requested by the Facility Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Transaction Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.
(K)Books and Records. The Borrower shall maintain, and cause (if it is an Affiliate of the Borrower) the Manager to maintain, proper and complete financial and accounting books and records. The Borrower shall maintain or shall cause to be maintained (i) with respect to Solar Assets, accounts and records as to each Solar Asset that are proper, complete, accurate and sufficiently detailed so as to permit (x) the reader thereof to know as of the most recently ended calendar month the status of each Solar Asset including payments made and payments owing (and whether or not such payments are past due) and (y) reconciliation of payments on each Solar Asset and the amounts from time to time deposited in respect thereof in the Lockbox Account or the Collection Account and (ii) accounts and records as to the Borrower that are proper, complete, accurate and sufficiently detailed so as to permit the reader thereof to know as of the most recently ended calendar quarter the status of the Borrower, including payments made and payments owing (and whether or not such payments are past due) and the amounts from time to time deposited into the Collection Account.
(L)Taxes. (i) The Borrower shall pay, or cause to be paid, when due all Taxes imposed upon it or any of its properties, and provide evidence of such payment to the Facility Agent if requested; provided, that the Borrower shall not be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (a) they have maintained adequate reserves with respect thereto in accordance with GAAP and (b) in the case of a Tax that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.
(ii) The Borrower (i) shall at all times be classified as a disregarded entity wholly owned by a U.S. Person for U.S. federal income tax purposes, (ii) shall not become an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for U.S. federal income tax purposes, (iii) shall not become subject to any Tax in any jurisdiction outside the United States and (iv) shall not become subject to any material tax imposed by a state or local taxing authority.
(M)Maintenance of Properties. The Borrower shall ensure that its material properties and equipment used or useful in each of their business in whosoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.
(N)Reserved.
(O)Use of Proceeds. The proceeds of the Loan shall be used only as permitted under Section 2.3. No part of the proceeds of the Loan shall be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin

Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System or in violation of Sanctions.
(P)Collections; Names. The Borrower shall direct the Provider to cause the Host Customers to make all Host Customer Payments directly to the Lockbox Account. In the event that the Borrower or any Affiliated Entity thereof receives any Collections directly, the Borrower shall hold, or cause such Affiliated Entity to hold, all such Collections in trust for the benefit of the Secured Parties and deposit, or cause such Affiliated Entity to deposit, such Collections into the Collection Account or the Lockbox Account, as soon as practicable, but in no event later than two
(2) Business Days after its receipt thereof.
(Q)Insurance. Beginning no later than the 10th Business Day following the Closing Date, the Borrower shall maintain or cause to be maintained, at its own expense, insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by or on behalf of the Borrower as set forth in Exhibit B of the Management Agreement. The Borrower shall be deemed to have complied with the preceding sentence if one of its Affiliates, or MoonRoad (as required under the Master Asset Management Agreement), has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower. Upon the request of the Facility Agent at any time on or subsequent to the 10th Business Day following the Closing Date, the Borrower shall cause to be delivered to the Facility Agent, a certification evidencing the Borrower’s coverage under any such policies described in this Section 5.1(Q).
(R)Maintenance of Independent Manager. The Borrower shall maintain at least one individual to serve as an independent manager (the “Independent Manager”) of the Borrower, which individual meets the definition set forth in the Borrower’s LLC Agreement on the Closing Date.
(S)The Sale and Contribution Agreement. The Borrower shall make such reasonable requests for information and reports or for action under the Sale and Contribution Agreement to the Original Lessee as the Facility Agent may reasonably request to the extent that the Borrower is entitled to do the same thereunder.
(T)Acquisitions from Original Lessee. With respect to the Conveyed Property, the Borrower shall (i) acquire such ownership pursuant to and in accordance with the terms of the Sale and Contribution Agreement, (ii) take all action necessary to perfect, protect and more fully evidence such ownership, including (a) filing and maintaining effective financing statements (Form UCC-1) naming, with respect to the Conveyed Property, the Original Lessee as debtor, the Borrower as assignor/secured party and the Collateral Agent as secured party, in all necessary filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (b) executing or causing to be executed such other instruments or notices as may be necessary or reasonably requested by the Facility Agent, and (iii) take all additional action that the Facility Agent may reasonably request, in each case to perfect, protect and more fully evidence the respective interests of the parties to this Agreement.
(U)Maintenance of Separate Existence. The Borrower shall take all reasonable steps to continue its identity as separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard the Borrower shall, except as otherwise provided in the Transaction Documents:
(i)maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;
(ii)conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;
(iii)not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;
(iv)except as expressly otherwise permitted hereunder or contemplated under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;
(v)maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;
(vi)compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities, in each case, either directly from such Borrower’s own funds or indirectly through documented capital contributions from the Sponsor, the Original Lessee or any other direct or indirect parent of the Borrower;
(vii)pay for its own account, directly from such Borrower’s own funds or indirectly through documented capital contributions from the Sponsor, Original Lessee or any other direct or indirect parent of the Borrower, for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities; provided, that the Sponsor or another Affiliated Entity shall be permitted to pay the initial organizational expenses of the Borrower;
(viii)conduct its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, including any Provider; and
(ix)otherwise practice and adhere to corporate formalities such as complying with its organizational documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers.
Nothing otherwise expressly permitted or contemplated by any provision in any Transaction Document shall be prohibited by this Section 5.1(U).

(V)Updates to Account Schedule. Schedule II attached hereto shall be updated by the Borrower and delivered to the Facility Agent immediately to reflect any changes as to which the notice and other requirements specified in Section 5.2(K) have been satisfied.
(W)Deposits into the Paying Agent Accounts.
(i)The Borrower shall direct, or cause to be directed, all amounts on deposit in a Lockbox Account in excess of the Retention Amount to be swept to the Collection Account by the close of each Business Day, subject to the terms of the Lockbox Account Control Agreement.
(ii)The Borrower shall not deposit or otherwise credit (or cause to be deposited or credited), or consent to or fail to object to any such deposit or credit of, cash or cash proceeds into the Collection Account, other than Collections, any amounts deposited therein by the Original Lessee or the Sponsor pursuant to the Sale and Contribution Agreement or the Performance Guaranty, respectively, any other amounts deposited therein by any Person pursuant to a Transaction Document or a Master Lease Document and amounts deposited therein from the Liquidity Reserve Account, in each case in accordance with Section 8.2; provided, that the inadvertent depositing of funds into the Collection Account or a Lockbox Account shall not constitute a breach of this provision.
(X)[Reserved].
(Y)Data Room. The Borrower shall maintain an electronic data room for which the Facility Agent and the Lenders shall have access and to which the Borrower shall upload any documents required to be delivered by a Spruce Party under the Transaction Documents and any other material documents related to the Transaction Documents or Master Lease Documents. Any documents required to be “delivered” pursuant the Transaction Documents shall be deemed to have been “delivered” if posted to such data room.
(Z)Liquidated Damages. The Borrower shall promptly enforce all obligations of the Original Lessee and the Performance Guarantor to pay Liquidated Damages with respect to Defective Solar Assets under the terms of the Sale and Contribution Agreement and the Performance Guaranty, respectively, and shall cause all proceeds thereof to be remitted to or otherwise deposited into the Collection Account.
(AA) Beneficial Owner Certification. Promptly following any request therefor, Borrower shall provide such information and documentation with respect to the Spruce Parties as may be reasonably requested by the Facility Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.
(BB) Loan Note. The Borrower shall prepare, execute and deliver a Loan Note to each Lender within 5 Business Days of the Closing Date, and from time to time to any Lender that has requested the same pursuant to a written request by the Facility Agent.

Section 5.2. Negative Covenants. The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full, the Borrower will not:
(A)Business Activities. Conduct any business other than:
(i)(x) the acquisition, ownership and financing of Conveyed Property and other Collateral, (y) the lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the PV Systems and the Solar Assets related thereto and (z) activities related or incidental to the foregoing (including those contemplated by the Transaction Documents, the Customer Agreements or the Master Lease Documents);
(ii)the conveyance from time to time (a) of a Host Customer Purchased Asset to the applicable Host Customer, (b) of proceeds of Defective Solar Assets to Original Lessee to the extent Liquidated Damages have been paid therefor pursuant to the terms of the Sale and Contribution Agreement or the Performance Guaranty, (c) of proceeds of Excluded Defective Solar Assets to Original Lessee and (d) of SRECs and any other Excluded Collateral to the Lessor;
(iii)the performance by the Borrower of all of its obligations and the exercise of its rights under the aforementioned agreements and under this Agreement, the other Transaction Documents, the Master Lease Documents and any documentation related thereto; and
(iv)to engage in any lawful act or activity and to exercise any powers permitted under the Delaware Limited Liability Company Act that are reasonably related, incidental, necessary, or advisable to accomplish the foregoing.
Notwithstanding the foregoing, after the Closing Date and at any time on or prior to the date on which all Obligations (other than contingent obligations not then due) of the Borrower hereunder have been paid in full, the Borrower shall not, without the prior written consent of the Facility Agent, (1) purchase or otherwise acquire any property, except for acquisitions made in accordance with (or as expressly permitted by) the Transaction Documents and the Master Lease Documents or (2) establish or acquire any Subsidiary.
(B)Sales, Liens, Etc. Except as permitted hereunder (including pursuant to the Customer Agreements and transfers permitted pursuant to Section 5.2(A)) (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to any portion of the Collateral, or upon or with respect to the Collection Account or any other account owned by or in the name of the Borrower to which any Collections are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person or for any other reason (in each case, except to the extent such property or income constitutes Excluded Collateral); provided that notwithstanding anything to the contrary herein, this Section 5.2(B) shall not prohibit any Lien that constitutes a Permitted Lien.

(C)Indebtedness. Incur or assume, or permit any Loan Party to incur or assume, any Indebtedness, except Permitted Indebtedness.
(D)Loans and Advances. Make, or permit any Loan Party to originate any loans or make any advances to any Person.
(E)Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Borrower held by any Affiliated Entities or any rights or options to acquire any such interest, except:
(i)distributions of cash by the Borrower in accordance with Section 2.7(B);
(ii)distributions of the proceeds of the Loan (net of any amounts used in accordance with Section 2.3); and
(iii)transfers, dividends or other distributions of Excluded Collateral.
(F)Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except in connection with the acquisition or sale of Collateral and similar property pursuant to the Sale and Contribution Agreement or pursuant to an acquisition or sale where the Loan and related Obligations have been paid in full with all accrued but unpaid interest thereon and any related Make Whole Amount, if any.
(G)Fundamental Changes. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity (in each case, whether in one transaction or a series of transactions) other than in accordance with a transaction permitted under Section 5.2(F) above.
(H)Investments. Make any investment of capital (other than Permitted Investments) in any Person, either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business of any Person.
(I)Change in Organizational Documents. Amend, modify or otherwise change any of the terms or provisions in the Borrower LLC Agreement without the consent of the Facility Agent and the Majority Lenders.
(J)Transactions with Affiliates. Enter into, or be a party to any transaction with any of its Affiliates, except (i) the Transaction Documents and the transactions contemplated thereby, (ii) the Master Lease Documents and any transactions contemplated thereby and (iii) any other transactions (including the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits)
(a) in the ordinary course of business or as otherwise permitted hereunder, (b) pursuant to the reasonable requirements and purposes of the Borrower’s business, (c) upon fair and reasonable terms

(and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction, or (d) permitted by Sections 5.2(B), (C), (E) or (F).
(K)Addition, Termination or Substitution of Accounts. Add, terminate or substitute or consent to the addition, termination or substitution of a Paying Agent Account or Lockbox Account unless, (x) the Facility Agent shall have consented thereto after having received at least thirty (30) days’ prior written notice thereof, which consent shall not be unreasonably withheld, and (y) prior to directing any Host Customer to remit Host Customer Payments thereto, all actions requested by the Facility Agent to protect and perfect the interest of the Secured Parties in the Collections in respect of the affected Solar Assets have been taken.
(L)Collections. Deposit Collections received by it into any bank account other than the Lockbox Account or the Collection Account; provided that the inadvertent depositing of funds into any other account shall not constitute a breach of this provision so long as the Borrower transfers such funds to the Collection Account or Lockbox Account in accordance with Section 5.1(P).
(M)Borrower Membership Interests. Issue Equity Interests in the Borrower to any Person other than the Original Lessee.
(N)Name and Jurisdiction; Fiscal Year. Change its name, its jurisdiction of organization, accounting policies (except as permitted or required by GAAP) or its fiscal year without notifying the Facility Agent ten (10) Business Days prior to such change.
(O)Amendments to Policies. To the extent of its rights under the Master Asset Management Agreement and the Master Operations and Maintenance Agreement, permit the Provider to revise or modify its past practices as set forth in Section 2.4 of the Master Asset Management Agreement or Section 2.4 of the Master Operations and Maintenance Agreement, as applicable, unless (i) the Borrower shall have provided the Facility Agent with written notice of such proposed modifications immediately upon the Borrower’s receipt thereof and (ii) the Facility Agent fails to respond to such written notice within ten (10) Business Days.
(P)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower shall not, nor shall the Borrower’s consolidated Affiliates, request the Loan, or, directly or indirectly use, the proceeds of the Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (iii) in any manner that would result in the violation of any Sanctions applicable to any Person party to this Agreement, and (iv) in any manner that would result in the violation of any Anti-Money Laundering Laws applicable to any Person party to this Agreement.
(Q)Amendments to Master Lease Documents. The Borrower shall not amend or modify any Master Lease Documents or waive any term thereunder or consent to any amendment, modification or waiver to any Master Lease Documents without the prior written consent of the Facility Agent and the Majority Lenders; provided, that the Facility Agent and the Majority Lenders shall be deemed to have consented to any such amendment, modification or waiver if (i) if the applicable Transaction Party or

Transaction Parties for any Master Lease Document and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of any Master Lease Document (including the schedules and exhibits thereto) and such amendment, modification or waiver is ministerial in nature, (ii) the Borrower shall have provided written notice thereof to the Facility Agent and the Lenders describing such proposed amendment, waiver or modification and (iii) the Facility Agent and the Majority Lenders shall have failed to object thereto by written notice to the Borrower within ten (10) Business Days after receiving notice thereof. Notwithstanding any provision herein to the contrary, the Borrower shall be permitted to terminate and enter into replacement Transaction Documents as contemplated in Section 6.1(N) or clause (ii) of the definition of “Early Amortization Event”.
(R)Accounts. The Borrower shall not assign or grant an interest in any rights it may have in the Paying Agent Account, Collection Account, Liquidity Reserve Account or Lockbox Account to any Person other than as permitted by the Transaction Documents. The Borrower shall not open a securities account or deposit account (other than as expressly permitted herein) without the prior written consent of the Facility Agent. The Borrower shall not permit the Lockbox Account to be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent, for the benefit of the Secured Parties (except for Returned Items).
(S)ERISA. No Loan Party or Performance Guarantor shall become, prior to the repayment of all Obligations, (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a “plan” within the meaning of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA or a “church plan” within the meaning of Section 3(33) of ERISA, (ii) subject to any statute that regulates investments and fiduciary obligations with respect to governmental plans or church plans and that is similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (iii) an entity the assets of which constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA, of any “benefit plan investor” as defined in Section 3(42) of ERISA.

ARTICLE VI Events of Default
Section 6.1.    Events of Default. The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):
(A)Non-Payment. (i) the Borrower shall fail to make any required payment of interest when due hereunder and such failure shall continue unremedied for three (3) Business Days after the day such payment is due; (ii) the Borrower shall fail to pay the Outstanding Loan Balance or any other Obligation by the Maturity Date; or (iii) the Borrower shall fail to make any required payment on any other Company Obligation when due hereunder or under any other Transaction Document (except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP) and such failure under this subclause (iii) shall continue unremedied for ten (10) Business Days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Facility Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained Knowledge of such failure.
(B) Insolvency Event. An Insolvency Event shall occur with respect to the Borrower, the Original Lessee or the Sponsor.
(C)Covenants. Except as otherwise provided in this Section 6.1, the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any other Transaction Document, which, for covenants under Section 5.1 only, has not been cured within thirty (30) days from the earlier of the date of receipt by the Borrower of written notice from the Facility Agent of such failure, or Knowledge thereof.
(D)Representations. Any representation or warranty made or deemed made by the Borrower herein or in any other Transaction Document (after giving effect to any qualification as to materiality set forth therein, if any, and excluding any representation or warranty that could or does give rise to a Solar Asset being a Defective Solar Asset so long as Original Lessee or the Performance Guarantor (as applicable) duly complies with its obligations under Section 7 of the Sale and Contribution Agreement or Section 2 of the Performance Guaranty, respectively, pertaining to such Defective Solar Asset) shall fail to have been accurate in any material respect when made and, to the extent such failure can be cured, such failure shall continue unremedied for a period of thirty (30) calendar days; provided that, an Event of Default under this clause (D) shall not arise solely as a result of a misrepresentation with respect to whether a Solar Asset is an Eligible Solar Asset (including any such misrepresentation under Section 4.1(AA)) (it being understood that, other than any rights that may accrue to Indemnitees under Section 10.5 in respect of any such misrepresentation, neither the Facility Agent nor the Lenders shall have any remedies with respect to any such misrepresentation).
(E)Validity of Transaction Documents. Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by a Secured Party, shall cease to be in full force and effect, or any Spruce Party shall contest in writing the validity or enforceability of any provision of any Transaction Document, or any Spruce Party shall deny in writing that it has any or further liability or obligation under any Transaction Document, or any Spruce Party shall purport in writing to revoke or rescind any Transaction Document.
(F)Security Interest. The Collateral Agent, for the benefit of the Secured Parties, ceases to have a first priority perfected security interest in the Collateral for ten (10) consecutive days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Collateral Agent, the Facility Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained Knowledge of such failure.
(G)1940 Act. The Borrower or the Original Lessee shall become subject to registration as an “investment company” under the 1940 Act.
(H)Tax Classification. The Borrower or the Original Lessee shall become taxable as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for
U.S. federal or state income tax purposes.

(I)Liquidated Damages. The Original Lessee or the Performance Guarantor, as applicable, shall fail to pay any Liquidated Damages with respect to a Defective Solar Asset when due in accordance with the terms of the Sale and Contribution Agreement or the Performance Guaranty, as applicable.
(J)Change of Control. The occurrence of a Change of Control.
(K)[Reserved].
(L)Judgments. There shall remain in force, undischarged, unsatisfied, and unstayed for more than thirty (30) consecutive days, any final non-appealable judgment against the Borrower in excess of $500,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage.
(M)Breach of Performance Guaranty. Any failure by Sponsor to (i) make any required payment under the Performance Guaranty (other than a failure to pay Liquidated Damages covered in clause (I)) shall continue unremedied for five (5) Business Days or (ii) perform under the Performance Guaranty (other than a failure to pay Liquidated Damages covered in clause (I) above or any payment covered in clause (i)) shall continue unremedied for fifteen (15) days, in each case after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Facility Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained Knowledge of such failure.
(N)ERISA Event. Either (i) any ERISA Event shall have occurred that could result in a Material Adverse Effect or (ii) a breach of the covenants in Section 5.2(S).
Section 6.2. Remedies. If any Event of Default shall then be continuing, the Facility Agent shall, upon the written request of the Majority Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Facility Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:
(A)declare the principal of and any accrued interest in respect of the Loan and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, upon the occurrence of an Insolvency Event with respect to the Borrower, the principal of and any accrued interest in respect of the Loan and all other Obligations owing hereunder shall be immediately due and payable without any notice to the Borrower or Lenders;
(B)prohibit distributions from the Paying Agent Accounts, or the Lockbox Account to the Borrower or any Affiliate thereof;
(C)if the Manager is an Affiliate of the Sponsor, replace the Manager with a Successor Manager in accordance with the Management Agreement; and/or

(D)subject to satisfaction of the Sale Condition, direct the Collateral Agent to foreclose on and liquidate the Collateral and pursue all other remedies available under the Collateral Documents.
Section 6.3. Sale of Collateral. (A) The power to effect any sale of any portion of the Collateral upon the occurrence and during the continuance of an Event of Default pursuant to this Article VI and the Collateral Documents shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until all Obligations (other than contingent obligations not then due) hereunder have been paid in full or, if such Obligations have not been paid full, until all Collateral shall have been sold. The Facility Agent acting on its own or through an agent, may from time to time postpone any sale by public announcement made at the time and place of such sale. Any sale of the Collateral relating solely to the occurrence and continuance of an Event of Default: (i) relating to an Insolvency Event with respect to the Original Lessee or the Sponsor under Section 6.1(B) (Insolvency Event); (ii) under Section 6.1(J) (Change of Control); (iii) under Section 6.1(I) (Liquidated Damages); and (iv) under Section 6.1(M) (Breach of Performance Guaranty) shall occur only if the proceeds of such sale are sufficient to satisfy the Outstanding Loan Balance, together with any accrued interest (the “Sale Condition”).
(B) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall, upon the written direction of the Facility Agent (acting at the written request of the Majority Lenders), by written notice to the Borrower and the Lenders sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit (including pursuant to a “credit sale” to a Lender or an assignee thereof) or for future delivery, and upon such other terms as the Collateral Agent (acting upon the written direction of Majority Lenders) may require.
ARTICLE VII The Facility Agent
Section 7.1. Appointment; Nature of Relationship. The Facility Agent is appointed by the Lenders as the Facility Agent hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Facility Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Transaction Documents. The Facility Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Facility Agent,” it is expressly understood and agreed that the Facility Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Facility Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Lenders’ contractual representative, the Facility Agent (A) does not assume any fiduciary duties to any of the Lenders,
(B) is a “representative” of the Lenders within the meaning of Section 9-102 of the UCC as in effect in the State of New York, and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders agree to assert no claim against the Facility Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

Section 7.2. Powers. The Facility Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Facility Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Facility Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Facility Agent.
Section 7.3. General Immunity; Exculpatory Provisions. Neither the Facility Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person. The Facility Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Facility Agent:
(A)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default, an Event of Default, or an Early Amortization Event has occurred and is continuing;
(B)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Facility Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that the Facility Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Facility Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;
(C)shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Facility Agent or any of its Affiliates in any capacity; and
(D)shall be deemed not to have knowledge of any Potential Default, Event of Default, or Early Amortization Event unless and until notice describing such is given to the Facility Agent by the Borrower or a Lender.
Section 7.4. No Responsibility for Loan, Creditworthiness, Collateral, Recitals, Etc. Neither the Facility Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder,
(B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Facility Agent, (D) the existence or possible existence of any Potential Default or Event of Default, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Facility Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Affiliates.
Section 7.5. Action on Instructions of Lenders. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes. The Facility Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
Section 7.6. Employment of Agents and Counsel; Delegation of Duties. The Facility Agent may execute any of its duties as the Facility Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys-in-fact. The Facility Agent and any such employees, agents, and attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such employees, agents, and attorneys-in-fact and to the Related Parties of the Facility Agent and any such employees, agents, and attorneys-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Facility Agent. The Facility Agent shall not be responsible for the negligence or misconduct of any employees, agents, and attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Facility Agent acted with gross negligence or willful misconduct in the selection of such employees, agents, and attorneys-in-fact. The Facility Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Facility Agent and the Lenders and all matters pertaining to the Facility Agent’s duties hereunder and under any other Transaction Document.
Section 7.7. Reliance by Facility Agent. The Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Facility Agent may presume that such condition is satisfactory to such Lender unless the Facility Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Facility Agent may consult with legal counsel (who may be counsel for any Transaction Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 7.8. The Facility Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (on a pro rata basis based on the Lender Percentages) the Facility Agent (A) for any amounts not reimbursed by the Borrower for which the Facility Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Facility Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Facility Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Facility Agent.
Section 7.9. Rights as a Lender. With respect to the portion of the Loan made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, the Facility Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Facility Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include the Facility Agent in its individual capacity. The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.
Section 7.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Facility Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.
Section 7.11. Resignation of Facility Agent; Successor Facility Agent.
(A)The Facility Agent may resign at any time by giving written notice thereof to the Lenders, the Custodian, the Collateral Agent and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint, on behalf of the Borrower and the Lenders, a successor Facility Agent. If no successor Facility Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty
(30) days after the exiting Facility Agent’s giving notice of resignation, then the exiting Facility Agent may appoint, on behalf of the Borrower and the Lenders, a successor Facility Agent (but only if such successor is reasonably acceptable to the Majority Lenders) or petition a court of competent jurisdiction to appoint a successor Facility Agent. No such resignation shall become effective until a successor has been appointed in accordance with this Section 7.11(A) (“Resignation Effective Date”).
(B)With effect from the Resignation Effective Date (1) the retiring Facility Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Facility Agent, all payments, communications and determinations provided to be made by, to or through the Facility Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Facility Agent as provided for above. Upon the acceptance of a successor’s appointment as Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Facility Agent (other than as provided in Section 2.17(G) and other than any rights to indemnity payments or other amounts owed to the retiring Facility Agent as of the Resignation Effective Date), and the retiring Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section 7.11). The fees payable by the Borrower to a successor Facility Agent, if any, shall be the same as those payable to its predecessor (if any) unless otherwise agreed between the Borrower and such successor. After the retiring Facility Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article VII and Sections 10.5 and 10.6 shall continue in effect for the benefit of such retiring Facility Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Facility Agent was acting as Facility Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Transaction Documents, including in respect of any actions taken in connection with transferring the agency to any successor Facility Agent.
Section 7.12. Transaction Documents; Further Assurances. Each Lender authorizes the Facility Agent to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Facility Agent to take all action contemplated by such documents in its capacity as Facility Agent. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Transaction Document, it being understood and agreed that such rights and remedies may be exercised solely by the Facility Agent for the benefit of the Lenders upon the terms of the Transaction Documents.
Section 7.13. Facility Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Loan Party, the Facility Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Facility Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Facility Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Facility Agent and their respective agents and counsel) and all other amounts due the Lenders and the Facility Agent under Sections 2.5, 10.5 and 10.6 allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Facility Agent and, if the Facility Agent shall consent to the making of such payments directly to the Lenders, to pay to the Facility Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Facility Agent and its agents and counsel, and any other amounts due the Facility Agent under Sections 2.5, 10.5 and 10.6.
Nothing contained herein shall be deemed to authorize the Facility Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Facility Agent to vote in respect of the claim of any Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Facility Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Spruce Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Facility Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Facility Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Facility Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Majority Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in clauses (i) through (iv) of Section 10.2(A) of this Agreement), (iii) the Facility Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 7.14. Collateral and Guaranty Matters. Without limiting the provisions of Section 7.13, each of the Lenders, irrevocably authorizes the Facility Agent, at its option and in its discretion, to direct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document (i) upon payment in full of all Obligations (other than contingent obligations not then due), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Transaction Document, (iii) that constitutes “Excluded Collateral,” or (iv) if approved, authorized or ratified in writing in accordance with Section 10.2.
Upon request by the Facility Agent at any time, the Majority Lenders will confirm in writing the Facility Agent’s authority to cause the Collateral Agent to release its interest in particular types or items of property. In each case as specified in this Section 7.14, the Facility Agent will, at the Borrower’s expense, cause the Collateral Agent to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Transaction Documents and this Section 7.14.
The Facility Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Spruce Party in connection therewith, nor shall the Facility Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 7.15. [Reserved].
Section 7.16. Certain ERISA Matters.
(A)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Transaction Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 8414 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-
23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loan, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Facility Agent, in its sole discretion, and such Lender.
(B)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Facility Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Transaction Party, that the Facility Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Facility Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).
Section 7.17. Collateral Review.
(A)Not more than one (1) time during any given twelve (12) month period so long as no Event of Default has occurred and is continuing, the Facility Agent, each Lender and/or its designee may (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of each Spruce Party’s operations in accordance with (and subject to the limitations of) Section 5.1(H) and (ii) audits of the Collateral, the scope of which shall be determined by the Facility Agent and each Lender in its reasonable discretion; provided, that the Facility Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.
(B)At any time during which an Event of Default has occurred and is continuing, the Facility Agent, each Lender or its designated agent may, in its sole discretion regarding frequency (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of each Loan Party’s business operations in accordance with (and subject to the limitations of) Section 5.1(H) and (ii) audits or any other review of the Collateral, the scope of which shall be determined by the Facility Agent or each Lender in its reasonable discretion.
Section 7.18. Acknowledgment of Collateral Documents. The Facility Agent acknowledges the execution and delivery by the Collateral Agent on the Closing Date of the Security Agreement.

ARTICLE VIII Management of Borrower
Section 8.1. Management Agreement, Master Operations and Maintenance Agreement
& Master Asset Management Agreement. (A) The Management Agreement, the Master Operations and Maintenance Agreement and the Master Asset Management Agreement, duly executed counterparts of which have been delivered to the Facility Agent, set forth the covenants and obligations of the Manager and the Provider with respect to the Collateral and other matters addressed in the Management Agreement, the Master Operations and Maintenance Agreement and the Master Asset Management Agreement, and reference is hereby made to such agreements for a detailed statement of said covenants and obligations of the Manager and the Provider thereunder. The Borrower agrees that the Facility Agent, in its name or (to the extent required by law) in the name of the Borrower, may (but is not, unless so directed and indemnified by the Majority Lenders, required to) enforce all rights of the Borrower under the Management Agreement, the Master Operations and Maintenance Agreement and the Master Asset Management Agreement for and on behalf of the Lenders whether or not an Event of Default has occurred and is continuing.
(B)Promptly following a request from the Facility Agent (acting at the direction of the Majority Lenders to do so), the Borrower shall take all such lawful action as the Facility Agent may request to compel or secure the performance and observance by the Manager and the Provider of their respective obligations to the Borrower and with respect to the Solar Assets under or in connection with the Management Agreement, the Master Operations and Maintenance Agreement and the Master Asset Management Agreement, in accordance with the respective terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower under or in connection therewith to the extent and in the manner directed by the Facility Agent, including the transmission of notices of default on the part of the Manager or the Provider thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager or the Provider of each of their respective obligations thereunder.
(C)The Borrower shall not waive any default by the Manager under the Management Agreement or any default by a Provider under the Master Operations and Maintenance Agreement and the Master Asset Management Agreement, in each case, without the written consent of the Facility Agent (which shall be given at the written direction of the Majority Lenders).
(D)The Facility Agent does not assume any duty or obligation of the Borrower under the Management Agreement, the Master Operations and Maintenance Agreement or the Master Asset Management Agreement, and the rights given to the Facility Agent thereunder are subject to the provisions of Article VII.

(E)With respect to the Manager’s obligations under Section 3.3 of the Management Agreement, the Facility Agent shall not have any responsibility to the Borrower, the Manager or any party hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of an independent accountant by the Manager; provided that the Facility Agent shall be authorized, upon receipt of written direction from the Manager directing the Facility Agent, to execute any acknowledgment or other agreement with the independent accountant required for the Facility Agent to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Manager has agreed that the procedures to be performed by the independent accountant are sufficient for the Borrower’s purposes, (ii) acknowledgment that the Facility Agent has agreed that the procedures to be performed by an independent accountant are sufficient for the Facility Agent’s purposes and that the Facility Agent’s purposes is limited solely to receipt of the report, (iii) releases by the Facility Agent (on behalf of itself and the Lenders) of claims against the independent accountant and acknowledgement of other limitations of liability in favor of the independent accountant, and (iv) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of independent accountants (including to the Lenders). Notwithstanding the foregoing, in no event shall the Facility Agent be required to execute any agreement in respect of the independent accountant that the Facility Agent determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Facility Agent.
Section 8.2.    Accounts.
(A)Establishment. The Borrower has established and shall maintain or cause to be maintained by the Paying Agent with the Account Bank:
(i)for the benefit of the Secured Parties, in the name of the Borrower, a segregated non-interest bearing account (such account, as more fully described on Schedule II attached hereto, the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties; and
(ii)for the benefit of the Secured Parties, in the name of the Borrower, a segregated non-interest bearing account (such account, as more fully described on Schedule II attached hereto, being the “Liquidity Reserve Account” and together with the Collection Account, each a “Paying Agent Account” and collectively the “Paying Agent Accounts”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties.
(B)Deposits and Withdrawals from the Collection Account. Deposits into, and withdrawals from, the Collection Account shall be made in the following manner:
(i)The Borrower shall, and shall cause each Transaction Party to, deposit into the Collection Account the following:
(a)payments by the Original Lessee pursuant to the Sale and Contribution Agreement and payments by the Sponsor pursuant to the Performance Guaranty;

(b)payments by the Provider pursuant to the Master Operations and Maintenance Agreement and the Master Asset Management Agreement;
(c)payments to the Borrower by any other Transaction Party pursuant to the related Transaction Documents;
(d)payments by the Lessor pursuant to the Master Lease Documents;
(e)[reserved];
(f)if applicable, such funds in the other Paying Agent Accounts as are required to be transferred to the Collection Account pursuant to this Agreement and such funds in the Lockbox Account as are required to be transferred to the Collection Account pursuant to this Agreement; and
(g)any other income or other amount that is received by or on behalf of the Borrower (other than any amounts the application of which is specifically provided for in the Transaction Documents) that is not required to be deposited in or credited to another Paying Agent Account or into the Lockbox Account, or applied directly to the Company Obligations, in accordance with this Agreement; provided that:
(1)an amount up to the Retention Amount may be retained in each Lockbox Account; and
(2)amounts in any Lockbox Account may be debited by the Provider from time to time to pay Lockbox Bank fees and charges (not otherwise payable out of the Retention Amount).
(ii)If any of the amounts described in clause (i) required to be deposited with the Paying Agent in accordance with the terms of this Agreement are received by any Transaction Party, the Borrower shall cause such Transaction Party to hold such payments in trust for the Collateral Agent and shall remit such amounts to the Paying Agent within two (2) Business Days after its receipt thereof, in each case for deposit in the Collection Account, in the form received, with any necessary endorsements.
(iii)In the event the Paying Agent receives monies without adequate instruction with respect to the proper Paying Agent Account into which such monies are to be deposited, the Paying Agent shall deposit such monies into the Collection Account. The Borrower (or, after the occurrence of an Event of Default, the Facility Agent) shall, within two (2) Business Days after the receipt of notice from the Paying Agent of such receipt, deliver to the Paying Agent a duly executed and completed certificate specifying the proper Paying Agent Account(s) into which such monies are to be deposited. Absent receipt by the Paying Agent from the Borrower of a duly executed and completed certificate instructing the Paying Agent as to the appropriate transfer of funds among Paying Agent Accounts to give effect thereto, such monies shall remain in the Collection Account and be otherwise subject to the provisions of this Section 8.2(B).

(iv)The Paying Agent shall make withdrawals from the Collection Account

(1)in accordance with Sections 2.7(B) and (C);
(2)to pay the Lessee Administrative Services Provider and the Lessee O&M Provider, any accrued and unpaid Lessee Administrative Services Provider Fee and/or the Lessee O&M Provider Fee plus, in each case, any accrued and unpaid Senior Service Provider Extraordinary Expenses, in each case, that is due and payable by the Borrower in between consecutive Payment Dates, in each case, no later than two (2) Business Days following the delivery of an officer’s certificate by the Manager to the Paying Agent (with a copy of the Facility Agent) directing that such amounts be paid to the Lessee Administrative Services Provider and the Lessee O&M Provider, as applicable; provided, that the Manager may not deliver any such certificate more than once per calendar month; provided further, that the maximum amount that may be withdrawn from the Collection Account in accordance with this Section 8.2(B)(iv)(2) in between consecutive Payments Dates (A) in respect of amounts owed to the Lessee Administrative Services Provider, is an amount equal to the product of (x) 2 and (y) the Lessee Administrative Services Provider Fee due on the immediately succeeding Payment Date plus Senior Service Provider Extraordinary Expenses reasonably expected to be due on the immediately succeeding Payment Date, and (B) in respect of amounts owed to the Lessee O&M Provider, is an amount equal to the product of (x) 2 and (y) the Lessee O&M Provider Fee due on the immediately succeeding Payment Date plus Senior Service Provider Extraordinary Expenses reasonably expected to be due on the immediately succeeding Payment Date.
(C)Deposits and Withdrawals from the Liquidity Reserve Account. Deposits into, and withdrawals from, the Liquidity Reserve Account shall, subject to Section 2.7(D), be made in the following manner:
(i)On the Closing Date, the Borrower shall by delivery of a portion of the proceeds of the Loan to the Paying Agent for deposit into the Liquidity Reserve Account, cause the amount on deposit in the Liquidity Reserve Account to equal the sum of the Liquidity Reserve Account Required Balance. In addition, funds shall be deposited into the Liquidity Reserve Account pursuant to and accordance with Section 2.7(B) until the amounts on deposit therein shall equal the Liquidity Reserve Account Required Balance.
(ii)On any Payment Date when Available Funds are insufficient to pay the amounts then due and owing at clauses (i) through (iii) of Section 2.7(B), the Paying Agent shall (in accordance with the related Quarterly Manager Report) withdraw from the Liquidity Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Liquidity Reserve Account and deposit such amount to the Collection Account to be used as Available Funds for such Payment Date. The Paying Agent shall promptly notify the Facility Agent and the Collateral Agent if, at any time, there are insufficient funds on deposit in the Liquidity Reserve Account to make the payments required by this clause (ii).
(iii)[Reserved.]
(iv)If on any Payment Date after December 31, 2024, funds on deposit in the Liquidity Reserve Account are in excess of the Liquidity Reserve Account Required Balance (taking into account withdrawals made pursuant to clause (v)), the Paying Agent shall (in accordance with the related Quarterly Manager Report) transfer such amounts to the Collection Account to be used as Available Funds for such Payment Date.
(v)[Reserved.]
(vi)On the earliest to occur of (a) the Maturity Date, (b) an Early Amortization Event and (c) the date on which the Outstanding Loan Balance is reduced to zero, the Paying Agent shall withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Collection Account.
(D)Paying Agent Account Control. (i) Each Paying Agent Account shall be established and at all times maintained by the Paying Agent with an Eligible Institution. The Paying Agent shall act as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder (in such capacities, the “Securities Intermediary”) with respect to each Paying Agent Account. The Paying Agent hereby confirms that, as of the Closing Date, the Paying Agent is the Securities Intermediary and the account numbers of each of the Paying Agent Accounts are as described on Schedule II attached hereto.
(ii)Each Paying Agent Account shall be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Securities Intermediary for and in the name of the Borrower, subject to the lien of the Facility Agent, for the benefit of the Secured Parties. The Paying Agent and the Securities Intermediary shall treat the Collateral Agent as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Paying Agent Accounts.
(iii)The Paying Agent and the Securities Intermediary, as applicable, hereby confirm and agree that:
(a)the Paying Agent shall not change the name or account number of any Paying Agent Account or permit the Account Bank to change the name or account number of any Paying Agent Account without the prior written consent of the Facility Agent, the Collateral Agent (acting at the written direction of the Facility Agent) and the Borrower;
(b)all securities or other property underlying any financial assets (as hereinafter defined) credited to a Paying Agent Account shall be registered in the name of the Securities Intermediary indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to a
Paying Agent Account be registered in the name of the Borrower or any other Person, payable to the Borrower or specially indorsed to the Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank;
(c)all property transferred or delivered to the Paying Agent pursuant to this Agreement will be credited to the appropriate Paying Agent Account in accordance with the terms of this Agreement;
(d)each Paying Agent Account is an account to which financial assets are or may be credited, and the Paying Agent and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Borrower as entitled to exercise the rights that comprise any financial asset credited to each such Paying Agent Account; and
(e)notwithstanding the intent of the parties hereto, to the extent that any Paying Agent Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, such Paying Agent Account shall be subject to the exclusive control of the Collateral Agent, for the benefit of the Secured Parties, and the Securities Intermediary shall be required to comply with instructions originated by the Collateral Agent (acting at the written direction of the Facility Agent) directing disposition of the funds in such Paying Agent Account, without further consent by the Borrower; provided that, notwithstanding the foregoing, the Collateral Agent hereby authorizes the Paying Agent to honor withdrawal, payment, transfer or other instructions directing disposition of the funds in the Collection Account received from the Borrower or the Manager, on its behalf, pursuant to Section 2.7 or this Section 8.2.
(iv)The Securities Intermediary hereby agrees that each item of property (including any investment property, financial asset, security, instrument or cash) credited to any Paying Agent Account shall be treated as a “financial asset” within the meaning of Section 8102(a)(9) of the UCC.
(v)If at any time the Securities Intermediary shall receive an “entitlement order” (as defined in Section 8-102(a)(8) of the UCC) (an “Entitlement Order”) from the Collateral Agent (i.e., an order directing a transfer or redemption of any financial asset in any Paying Agent Account), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Collateral Agent, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrower, the Manager or any other Person. Neither the Manager nor the Borrower shall make any withdrawals from any Paying Agent Account, except pursuant to Section 2.7 or this Section 8.2.
(vi)In the event that the Paying Agent, Securities Intermediary or the Account Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Paying Agent Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Paying Agent (on behalf of itself and the Account Bank) and Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any Paying Agent Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent, for the benefit of the Secured Parties (except for (i) all amounts due in respect of customary fees and expenses for the routine maintenance and operation of the Paying Agent Accounts, and (ii) the face amount of any checks that have been credited to the Paying Agent Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).
(vii)The Paying Agent and the Securities Intermediary agree that, regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).
(viii)If, at any time, the Account Bank resigns, is removed or ceases to meet the eligibility requirements of an Eligible Institution, the Manager, for the benefit of the Collateral Agent and the Lenders, shall within thirty (30) days establish a new Collection Account and Liquidity Reserve Account meeting the conditions specified above with an Eligible Institution reasonably acceptable to the Facility Agent and transfer any cash and/or any investments held therein or with respect thereto to such new Collection Account and Liquidity Reserve Account, as applicable. From the date such new Collection Account and Liquidity Reserve Account is established, it shall be the “Collection Account” or “Liquidity Reserve Account” hereunder, as applicable.
(E)Permitted Investments. Prior to an Event of Default, the Manager (and after an Event of Default, the Facility Agent) may direct each banking institution at which the Collection Account or the Liquidity Reserve Account shall be established, in writing, to invest the funds held in such accounts in one or more Permitted Investments. Absent such written direction, such funds shall remain uninvested. All investments of funds on deposit in the Collection Account or the Liquidity Reserve Account shall be uninvested so that such funds will be available on the Business Day immediately preceding the date on which the funds are to be disbursed from such account, unless otherwise expressly set forth herein. All interest derived from such Permitted Investments shall be deemed to be “investment proceeds” and shall be deposited into the Collection Account or the Liquidity Reserve Account, as applicable, to be distributed in accordance with the requirements hereof. The taxpayer identification number associated with the Collection Account and the Liquidity Reserve Account shall be that of the Borrower, and the Borrower shall report for federal, state and local income tax purposes the income, if any, earned on funds in such accounts.
Section 8.3. Sharing.
(A)Except as excluded in Section 8.3(B), if any Secured Party (other than the Facility Agent or the Collateral Agent) shall obtain any amount (whether (i) by way of voluntary or involuntary payment, (ii) by virtue of an exercise of any right of set-off, banker’s lien or counterclaim, (iii) as proceeds of any insurance policy covering any properties or assets of the Borrower or any other Spruce Party, (iv) from proceeds of liquidation or dissolution of the
Borrower or any other Spruce Party or distribution of its assets among their respective creditors (however such liquidation, dissolution or distribution may occur), (v) as payment following the acceleration of any Obligation, (vi) from any realization on Collateral, (vii) by virtue of the application of any provision of any of the Transaction Documents (other than this Agreement) or
(viii) in any other manner) in respect of any Obligations owed to such Secured Party under any Transaction Document (other than any amount distributed pursuant to and in accordance with the express terms of the Transaction Documents), such Secured Party shall forthwith notify the Collateral Agent thereof and shall promptly, and in any event within five (5) Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Collateral Agent for the account of the Secured Parties, to be shared pro rata to the Secured Parties based on the amounts owing to each Secured Party.
(B)Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance) shall only be for the benefit of the Lenders and no Secured Party shall have any obligation to share:
(i)[reserved];
(ii)any payment made by any Person to such Secured Party pursuant to a contract of participation or assignment or any other arrangement by which a direct or indirect interest of such Secured Party under the Transaction Document is transferred (other than any such contract or other arrangement entered into with the Borrower or any Affiliate thereof);
(iii)any amounts received or deemed received by a Secured Party in respect of any Obligation owed to it from separate insurance, credit default swap protection or other similar protection against loss arranged by such Secured Party for its own account in respect of any such Obligation (which amounts shall be for the sole benefit of such Secured Party); or
(iv)any payment made pursuant to and in accordance with the express terms of this Agreement.
Section 8.4. Adjustments. If the Manager or the Provider makes a mistake with respect to the amount of any Collection or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, the Borrower shall cause the Manager or the Provider, as applicable, to appropriately adjust the amounts subsequently deposited into the applicable account or paid out to reflect such mistake for the date of such adjustment. Any Solar Asset in respect of which a dishonored check is received shall be deemed not to have been paid.
Section 8.5.    Erroneous Payments.
(A)If the Facility Agent or the Paying Agent notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any such Lender, other Secured Party or other recipient, a “Payment Recipient”) that the Facility Agent or the Paying Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (B)) that any funds received by such Payment Recipient from the Facility Agent, the Paying Agent or any of their respective Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Facility Agent or the Paying Agent, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Facility Agent or the Paying Agent, as applicable, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Facility Agent or the Paying Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Facility Agent or the Paying Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Facility Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Facility Agent or the Paying Agent to any Payment Recipient under this clause (A) shall be conclusive, absent manifest error.
(B)Without limiting immediately preceding clause (A), each Lender, each other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Facility Agent or the Paying Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Borrower, the Facility Agent or the Paying Agent (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Borrower, the Facility Agent or the Paying Agent (or any of their respective Affiliates), or (z) that such Lender or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(a) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Facility Agent or the Paying Agent to the contrary) or (b) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Facility Agent and the Paying Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail)

and that it is so notifying the Facility Agent and the Paying Agent pursuant to this Section 8.5(B).
(C)Each Lender and each other Secured Party hereby authorizes the Facility Agent and the Paying Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Facility Agent or the Paying Agent to such Lender or other Secured Party from any source, against any amount due to the Facility Agent or the Paying Agent, as applicable, under immediately preceding clause (A) or under the indemnification provisions of this Agreement.
(D)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Facility Agent or the Paying Agent, as applicable, for any reason, after demand therefor by the Facility Agent or the Paying Agent, as applicable, in accordance with immediately preceding clause (A), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Facility Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned the portion of the Loan owned by it (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Facility Agent may specify) (such assignment of the Loan (but not Commitments) of the Erroneous Payment Impacted Loan, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Facility Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Loan Notes held by it evidencing such Loan to the Borrower or the Facility Agent, as applicable,
(ii) the Facility Agent, as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Facility Agent, as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Facility Agent may reflect in the Register its ownership interest in the Loan subject to the Erroneous Payment Deficiency Assignment. The Facility Agent may, in its discretion, sell any portion of the Loan acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such portion, and the Facility Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Facility Agent has sold the Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Facility Agent may be equitably subrogated, the Facility Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous

Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loan or any portion thereof that has been assigned to the Facility Agent under an Erroneous Payment Deficiency Assignment).
(E)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Spruce Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Facility Agent or the Paying Agent from the Borrower or any other Spruce Party for the purpose of making such Erroneous Payment.
(F)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Facility Agent or the Paying Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(G)Each party’s obligations, agreements and waivers under this Section 8.5 shall survive the resignation or replacement of the Facility Agent or the Paying Agent, as applicable, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.
(H)Notwithstanding anything in this Section 8.5 to the contrary, the Paying Agent shall have no obligations or liabilities with respect to determining any Erroneous Payments or enforcing the return of, or any other remedies related to, any Erroneous Payments. The Paying Agent shall make payments to any Lender or other Secured Party in accordance with the Quarterly Manager Report or such other written direction as is provided to the Paying Agent in accordance with the terms of this Agreement.
ARTICLE IX
The Paying Agent and the Collateral Agent

Section 9.1. Appointment. The Borrower (for the benefit of the Facility Agent and the Lenders) hereby appoints Computershare as the Paying Agent and the Collateral Agent and Computershare accepts such appointments subject to the terms of this Agreement. The Collateral Agent is hereby irrevocably appointed and authorized to act as the agent of the Facility Agent and each Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In its capacity as the Facility Agent’s and the Lenders’ contractual representative, the Collateral Agent is a “representative” of the Facility Agent and the Lenders within the meaning of Section 9-102 of the UCC as in effect in the State of New York. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the

Collateral Agent pursuant to Section 9.4(K) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the written direction of the Facility Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.5 and 10.6, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents) as if set forth in full herein with respect thereto.
Section 9.2. Representations and Warranties. Each of the Paying Agent and the Collateral Agent represents to the other parties hereto as follows:
(A)Organization; Corporate Powers. It is a national banking association, duly organized and validly existing under the laws of the United States, and has all requisite power and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement, and no license, permit, consent or approval, is required to be obtained, effective or given by the Paying Agent or the Collateral Agent to enable it to perform its obligations hereunder.
(B)Authority. The execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary action on its part.
(C)Enforcement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether such enforcement is sought at equity or at law.
(D)No Conflict. It is not in violation of any law, rule, or regulation governing the banking or trust powers applicable to it or any indenture, lease, loan or other agreement to which it is a party or by which it or its assets may be bound or affected, except for such laws, rules or regulations or indentures, leases, loans or other agreements the violation of which would not have a material adverse effect on the its abilities to perform its obligations in accordance with the terms of this Agreement or and any other Transaction Document to which it is a party.
Section 9.3. Limitation of Liability of Computershare. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Computershare, not in its individual capacity, but solely as the Paying Agent and as the Collateral Agent, and in no event shall Computershare have any liability for the representations, warranties, covenants, agreements or other obligations of the other parties hereto or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the party responsible therefor.
Section 9.4.    Certain Matters Affecting the Paying Agent and the Collateral Agent.
Notwithstanding anything herein to the contrary:
(A)The Paying Agent and the Collateral Agent each undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Neither the Paying Agent nor the

Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or the other Transaction Documents to which they are a party.
(B)Neither the Paying Agent nor the Collateral Agent shall be liable for any action taken or any error of judgment made in good faith by an officer or officers of the Paying Agent or the Collateral Agent, as applicable, absent gross negligence, willful misconduct or bad faith on the part of the Paying Agent or the Collateral Agent, as applicable.
(C)Neither the Paying Agent nor the Collateral Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given or certificate or other document delivered to the Paying Agent or the Collateral Agent under this Agreement or any other Transaction Document.
(D)None of the provisions of this Agreement or any other Transaction Document shall require the Paying Agent or the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(E)The Paying Agent and the Collateral Agent may each conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall be under no obligation to inquire as to the adequacy, content, accuracy or sufficiency of any such information or be under any obligation to make any calculation (or re-calculation), certification, or verification in respect of any such information and shall not be liable for any loss that may be occasioned thereby. The Paying Agent and the Collateral Agent may each also, but shall not be required to, rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.
(F)Whenever in the administration of the provisions of this Agreement or any other Transaction Document the Paying Agent or the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent or the Collateral Agent, as applicable, be deemed to be conclusively proved and established by a certificate delivered to the Paying Agent or the Collateral Agent, as applicable, hereunder, and such certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent or the Collateral Agent, as applicable, shall be full warrant to the Paying Agent or the Collateral Agent, as applicable, for any action taken, suffered or omitted by it under the provisions of this Agreement or any other Transaction Document.
(G)The Paying Agent and the Collateral Agent, at the expense of the Borrower, may each consult with nationally recognized counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such opinion of counsel; provided however that such costs of counsel are reasonable and documented. Before the Paying Agent or the Collateral Agent acts or refrains from acting hereunder, it may require and shall be entitled to receive an officer’s certificate and/or an opinion of counsel from the Borrower. Neither the Paying Agent nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate or opinion of counsel.
(H)Neither the Paying Agent nor the Collateral Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, entitlement order, approval or other paper or document.
(I)Except as provided expressly in Section 8.2(E) hereof, the Paying Agent shall have no obligation to invest and reinvest any cash held in any of the accounts hereunder in the absence of a timely and specific written investment direction pursuant to the terms of this Agreement. In no event shall the Paying Agent be liable for the selection of investments or for investment losses incurred thereon. The Paying Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of another party to timely provide a written investment direction pursuant to the terms of this Agreement. Investments in any Permitted Investments are not obligations or recommendations of, or endorsed or guaranteed by, the Paying Agent or its Affiliates. The Paying Agent and its Affiliates may provide various services for Permitted Investments and may be paid fees for such services. Each party hereto understands and agrees that proceeds of the sale of investments of the funds in any account maintained by the Paying Agent will be deposited by the Paying Agent into the applicable accounts on the Business Day on which the Paying Agent receives appropriate instructions hereunder, if such instructions received by the Paying Agent prior to the deadline for same day sale of such investments. If the Paying Agent receives such instructions after the applicable deadline for the sale of such investments, such proceeds will be deposited by the Paying Agent into the applicable account on the next succeeding Business Day. The parties hereto agree that notifications after the completion of purchases and sales of investments shall not be provided by the Paying Agent hereunder, and the Paying Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement shall be made available if no investment activity has occurred during such period.
(J)Each of the Paying Agent and the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, affiliates, custodians or nominees appointed with due care, provided that each of the Paying Agent and the Collateral Agent, as applicable, shall remain solely responsible for the performance of its obligations hereunder and shall be solely responsible to compensate such appointees from its own funds.
(K)Any corporation or entity into which the Paying Agent or the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Paying Agent or the Collateral Agent shall be the successor of the Paying Agent or the Collateral Agent, as applicable, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(L)In no event shall the Paying Agent or the Collateral Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents because of circumstances beyond the Paying Agent’s or the Collateral Agent’s control, including a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign), disease, epidemic or pandemic, national emergency or utility failure which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any other Transaction Document or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Paying Agent’s or the Collateral Agent’s control whether or not of the same class or kind as specified above. The Paying Agent and Collateral Agent further agree that they shall give prompt notice (including a reasonable description of such force majeure event) to the other related parties hereto upon the Paying Agent and Collateral Agent having notice or knowledge of such force majeure event and use its best efforts to resume performance as promptly as practicable under the circumstances.
(M)Knowledge of the Paying Agent or the Collateral Agent shall not be attributed or imputed to any affiliate, line of business, or other division of Computershare (and vice versa).
(N)The right of the Paying Agent or the Collateral Agent to perform any permissive or discretionary act enumerated in this Agreement or any other Transaction Document shall not be construed as a duty.
(O)Absent gross negligence, bad faith or willful misconduct (in each case as conclusively determined by a court of competent jurisdiction pursuant to a final order or verdict not subject to appeal) on the part of Computershare in acting in each of its capacities under this Agreement and the related Transaction Documents, such service shall not constitute impermissible self-dealing or a conflict of interest, and the parties hereto hereby waive any conflict of interest presented by such service. Computershare may act as agent for, provide banking, custodial, collateral agency, verification and other services to, and generally engage in any kind of business, with others to the same extent as if Computershare were not a party hereto. Nothing in this Agreement or any other Transaction Document shall in any way be deemed to restrict the right of Computershare to perform such services for any other person or entity, and the performance of such services for others will not, in and of itself, be deemed to violate or give rise to any duty or obligation to any party hereto not specifically undertaken by Computershare hereunder or under any other Transaction Document.
(P)Neither the Paying Agent nor the Collateral Agent shall be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement or any other Transaction Document other than for the Paying Agent’s or the Collateral Agent’s compensation.

(Q)Neither the Paying Agent nor the Collateral Agent shall be deemed to have notice or knowledge of, or be required to act based on, any event or information (including any Event of Default, Early Amortization Event or any other default and including the sending of any notice) unless a Responsible Officer of the Paying Agent or the Collateral Agent has actual knowledge or shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Paying Agent and the Collateral Agent may conclusively assume that none of such events have occurred and the Paying Agent and the Collateral Agent shall not have any obligation or duty to determine whether any Event of Default, Early Amortization Event or any other default has occurred. The delivery or availability of reports or other documents to the Paying Agent and the Collateral Agent (including publicly available reports or documents) shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information provided to be delivered under this Agreement to the Paying Agent or the Collateral Agent and which the Paying Agent or the Collateral Agent is contractually obligated to review; and knowledge or information acquired by any Responsible Officer of the Paying Agent or the Collateral Agent in any of their respective capacities hereunder or under any other document related to this transaction, provided that the foregoing shall not relieve the Person acting as Paying Agent or as Collateral Agent, as applicable, from its obligations to perform or responsibility for the manner of performance of its duties in a separate capacity under the Transaction Documents.
(R)Neither the Paying Agent nor the Collateral Agent shall have any liability with respect to the acts or omissions of any other Person, and may assume compliance by each of the other parties to the Transaction Documents with their obligations thereunder unless a Responsible Officer of the Paying Agent or the Collateral Agent, as applicable, is notified of any such non- compliance in writing.
(S)Under no circumstances shall the Paying Agent or the Collateral Agent be personally li-able for any representation, warranty, covenant, obligation or indebtedness of any other party to the Transaction Documents.
(T)Neither the Paying Agent nor the Collateral Agent shall be held responsible or liable for or in respect of, and makes no representation or warranty with respect to (A) any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement, continuation statement or amendments to a financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, or (B) the existence, genuineness, value or protection of any collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents or for the monitoring, creation, maintenance, enforceability, existence, status, validity, priority or perfection of any security interest, lien or col-lateral or the performance of any collateral.
(U)Neither the Paying Agent nor the Collateral Agent shall be required to take any action hereunder if it shall have reasonably determined, or shall have been advised by its counsel, that such action is likely to result in liability on the part of the Paying Agent or the Collateral Agent, as applicable, or is contrary to the terms hereof or any other Transaction Document to which it is a party or is not in accordance with applicable laws.

(V)It is expressly understood and agreed by the parties hereto that neither the Paying Agent nor the Collateral Agent (i) has provided nor will it provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Agreement and the matters contemplated herein, including, but not limited to, income, gift and estate tax issues, and the initial and ongoing selection and monitoring of financing arrangements, (ii) has made any investigation as to the accuracy of any representations, warranties or other obligations of any other party to this Agreement or the other Transaction Documents or any other document or instrument and shall not have any liability in connection therewith and (iii) has prepared or verified, or shall be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Agreement or the other Transaction Documents.
(W)The recitals contained herein shall not be taken as the statements of the Paying Agent or the Collateral Agent, and neither the Paying Agent nor the Collateral Agent shall assume any responsibility for their correctness. Neither the Paying Agent nor the Collateral Agent makes any representation regarding the validity, sufficiency or enforceability of this Agreement or the other Transaction Documents or as to the perfection or priority of any security interest therein, except as expressly set forth in Section 9.2(C).
(X)In the event that (i) the Paying Agent or the Collateral Agent is unsure as to the application or interpretation of any provision of this Agreement or any other Transaction Document, (ii) this Agreement is silent or is incomplete as to the course of action that the Paying Agent or the Collateral Agent is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination or calculation to be performed by the Paying Agent or the Collateral Agent hereunder, then the Paying Agent or the Collateral Agent, as applicable, may give written notice to the Facility Agent (with a copy to each Lender) requesting written instruction and, to the extent that the Paying Agent or the Collateral Agent acts or refrains from acting in good faith in accordance with any such written instruction, neither the Paying Agent nor the Collateral Agent shall be personally liable to any Person. If the Paying Agent or the Collateral Agent shall not have received such written instruction within ten
(10) calendar days of delivery of notice to the Facility Agent (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action, and shall have no liability to any Person for such action or inaction.
(Y)Neither the Paying Agent nor the Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto at the request, order or direction of any of any Person, unless such Person with the requisite authority shall have offered to the Paying Agent or the Collateral Agent, as applicable, security or indemnity satisfactory to the Paying Agent or the Collateral Agent, as applicable, against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of the Paying Agent's or the Collateral Agent's, as applicable, counsel and agents) which may be incurred therein or thereby.

(Z)Notwithstanding anything to the contrary in this Agreement, neither the Paying Agent nor the Collateral Agent shall be required to take any action that is not in accordance with applicable law.
(AA) The rights, benefits, protections, immunities and indemnities afforded the Paying Agent and the Collateral Agent hereunder shall extend to the Paying Agent and the Collateral Agent and the Custodian (in any of their capacities) under any other Transaction Document or related agreement as though set forth therein in their entirety mutatis mutandis.
(BB) Neither the Paying Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, obligations (including any implied duty to enforce another party’s obligations) or covenants regardless of whether an Event of Default has occurred and is continuing.
Section 9.5. Indemnification. The Borrower agrees to reimburse and indemnify, defend and hold harmless the Paying Agent and the Collateral Agent, in their individual and representative capacities, and its officers, directors, agents and employees (collectively, the “Computershare Indemnified Parties”) against any and all fees, costs, damages, losses, suits, claims, judgments, liabilities, obligations, penalties, actions, expenses (including the reasonable and documented fees and expenses of counsel and court costs) or disbursements of any kind and nature whatsoever, regardless of the merit, which may be imposed on, incurred by or demanded, claimed or asserted against any of them in any way directly or indirectly relating to or arising out of or in connection with this Agreement or any other Transaction Document or any other document delivered in connection herewith or therewith or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any such other documents, including in connection with any enforcement (including any action, claim or suit brought) by any Computershare Indemnified Party of its rights hereunder or thereunder (including rights to indemnification), provided, that the Borrower shall not be liable for any of the foregoing to the extent arising from the gross negligence, willful misconduct or bad faith of the Paying Agent or the Collateral Agent, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The provisions of this Section 9.5 shall survive the discharge, termination or assignment of this Agreement or any related agreement or the earlier of the resignation or removal of the Paying Agent or the Collateral Agent, as applicable. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding. The Computershare Indemnified Parties’ reasonable and documented expenses are intended as expenses of administration.
Section 9.6. Successor Paying Agent/Collateral Agent. Each of the Paying Agent and the Collateral Agent may individually resign at any time by giving at least thirty (30) days’ prior written notice thereof to the other parties hereto; provided, that no such resignation shall become effective until a successor Paying Agent or successor Collateral Agent, as applicable, that is satisfactory to the Facility Agent and, to the extent no Event of Default or Early Amortization Event has occurred and is continuing, the Borrower, has been appointed hereunder. Each of the Paying Agent and the Collateral Agent may be removed at any time for cause by at least thirty (30) days’ prior written notice received by the Paying Agent or the Collateral Agent, as applicable, from the Facility Agent. Upon any such resignation or removal, the Facility Agent shall have the right to appoint a successor Paying Agent or successor Collateral Agent, as applicable, that is reasonably satisfactory to the Borrower (unless an Event of Default or Early Amortization Event has occurred and is continuing). If no successor Paying Agent or successor Collateral Agent, as applicable, shall have been so appointed and shall have accepted such appointment within thirty
(30) days after the exiting Paying Agent’s or exiting Collateral Agent’s, as applicable, giving notice of resignation or receipt of notice of removal, then the exiting Paying Agent or exiting Collateral Agent, as applicable, may, at the sole expense (including all fees, costs and expenses (including attorneys’ reasonable and documented fees and expenses) incurred in connection with such petition) of the Borrower, petition a court of competent jurisdiction to appoint a successor Paying Agent or successor Collateral Agent, as applicable. Upon the acceptance of any appointment as the Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Paying Agent, and the exiting Paying Agent shall be discharged from its duties and obligations hereunder. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Collateral Agent, and the exiting Collateral Agent shall be discharged from its duties and obligations hereunder. After any exiting Paying Agent’s or any exiting Collateral Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Paying Agent or as the Collateral Agent, as applicable, hereunder. If the Paying Agent or the Collateral Agent consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Paying Agent or the successor Collateral Agent, as applicable.
ARTICLE X Miscellaneous
Section 10.1. Survival. All representations and warranties made by the Borrower herein and all indemnification obligations of the Borrower hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Loan hereunder and the termination of this Agreement.
Section 10.2. Amendments, Etc. (A) No amendment to or waiver of any provision of any Transaction Document, nor consent to any departure therefrom by the parties hereto, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and acknowledged by the Facility Agent and each Lender and at least ten (10) Business Day’s notice from the Borrower to the Rating Agency with respect to any material amendment, supplement, waiver or modification and in all other cases written notice of the same as soon as practicable after the effectiveness of the same; provided, that any such material amendment, supplement, waiver or modification shall be subject to Rating Agency Confirmation:
(i)reduce the amount of or extend the maturity of the Loan or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing or priority of any other amount payable to any Lender hereunder, including amending or modifying any of the definitions related to such terms, in each case without the consent of the Lenders affected thereby; provided that this Section 10.2(A)(i) shall not apply to any matter governed by Section 2.11(C); amend, modify or waive any provision of this Section 10.2, reduce the percentage specified in the definition of the Majority Lenders, or otherwise modify any provision of any Transaction Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case without the written consent of all Lenders;
(ii)affect the rights or duties of the Facility Agent, the Paying Agent, the Collateral Agent, the Custodian, the Manager, the Transition Manager or the Provider under this Agreement without the written consent of the Facility Agent, the Paying Agent, the Collateral Agent, the Custodian, the Manager, the Transition Manager or the Provider, respectively;
(iii)waive any Event of Default under Article VI with respect to any breach of any representation, warranty or covenant without the requisite number of Lenders that would be required to amend the provision which was breached; or
(iv)release or subordinate all or any material portion of the Collateral, or any Spruce Party from its obligations under the Collateral Documents without the written consent of each Lender, in each case, other than in connection with a disposition permitted hereunder.
(B)[Reserved].
(C)Notwithstanding any provision herein to the contrary, if the Facility Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Transaction Document (including the schedules and exhibits thereto), then the Facility Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(D)If, in connection with any proposed amendment, consent or waiver pursuant to Section 10.2 requiring the consent of “each Lender,” “each Lender directly affected thereby” or “each Lender adversely affected thereby,” a Lender does not approve such amendment, consent or waiver pursuant to Section 10.2 and Lenders constituting the Majority Lenders shall have granted their consent to such amendment, consent or waiver (a “Non-Consenting Lender”), then the Borrower may elect to replace such Non-Consenting Lender(s) as a Lender party to this Agreement; provided that, (x) such replacement does not conflict with any Applicable Law and
(y) concurrently with such replacement, (1) an Eligible Assignee shall agree, as of such date, subject to clause (3), to purchase for cash, at 100% of the principal amount thereof, the Lender Percentage of the Loan and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date, (2) the replacement Lender shall grant its consent with respect to the applicable proposed amendment or waiver and (3) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-

Consenting Lender by the Borrower hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Section 2.12.
(E)The provisions of Section 10.2(D) shall not apply (i) so long as Lenders for whom Barings LLC and its Affiliates is investment advisor constitute Majority Lenders, (ii) if prior to any such replacement, the circumstances entitling the Borrower to cause the replacement of such Lender have ceased to apply or (iii) if the subject Lender approves or consents to the amendment, consent or waiver that made such Lender a Non-Consenting Lender.
Section 10.3. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and mailed or delivered by courier or facsimile:
(A)if to the Borrower, at its address at Spruce SET Borrower 2024, LLC, c/o Spruce Manager LLC, 820 Gessner Road, Suite 500, Houston, TX, 77024, Attention: General Counsel, Email: notices@sprucepower.com with copies (which shall not constitute notice) to Troutman Pepper Hamilton Sanders, LLP, 401 9th Street, NW, Suite 1000, Washington, DC 20004, Attention: Andrew Thurmond, Email: Andrew.Thurmond@troutman.com;
(B)if to the Facility Agent, at its address at Barings GPSF LLC, 300 S. Tryon Street, Suite 2500, Charlotte, NC 28202, Attention: Rohit Chaku, Email: Rohit.Chaku@Barings.com with copies (which shall not constitute notice) to Mayer Brown LLP 300 S. Tryon Street, Suite 1800, Charlotte, NC, 28202, Attention: Julie Gillespie, Email: JGillespie@mayerbrown.com;
(C)if to the Collateral Agent or the Paying Agent, Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Corporate Trust Services – Asset-Backed Administration, email address: ctsabsservicer@computershare.com;
(D)if to the Rating Agency: Kroll Bond Rating Agency, LLC, 805 Third Avenue, 29th Floor, New York, NY 10022, Attention: ABS Surveillance, Email: abssurveillance@kbra.com; and
(E)in the case of any party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto. Notwithstanding the foregoing, each Quarterly Manager Report may be delivered by electronic mail; provided, that such electronic mail is sent by a Responsible Officer and each such Quarterly Manager Report is accompanied by an electronic reproduction of the signature of a Responsible Officer of the Manager. All such notices and communications shall be effective, upon receipt, provided, that notice by facsimile or email shall be effective upon electronic or telephonic confirmation of receipt from the recipient.
The Facility Agent, the Collateral Agent, and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Facility Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Facility Agent may be recorded by the Facility Agent, and each of the parties hereto hereby consents to such recording.
Section 10.4. No Waiver; Remedies. No failure on the part of the Facility Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.5. Indemnification.
(A)Indemnification. The Borrower agrees to indemnify the Facility Agent, the Lenders and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including the reasonable and documented fees and expenses of counsel and court costs), including in connection with any enforcement (including any action, suit or claim brought by an Indemnitee) of the Borrower’s indemnification obligations hereunder, to which such Indemnitee may become subject arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding (each, a “Proceeding” (including any Proceedings under environmental laws)) relating to the Transaction Documents, the Master Lease Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds of the Loan, and the transactions contemplated hereby, regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrower, its equity holders, affiliates, creditors or any other third party, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing of one law firm to all such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional law firm to the affected Indemnitee taken as a whole (and of one local counsel and/or one regulatory counsel in each relevant jurisdiction); provided, that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of, or material breach of the Transaction Documents by, such Indemnitee or any of its affiliates or controlling persons or any of the officers, directors, employees, advisors or agents of any of the foregoing or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by such Indemnitee against another Indemnitee or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed). This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non-Tax Proceeding. The provisions of this Section 10.5 shall survive the discharge, termination or assignment of this Agreement or any related agreement or the earlier of the resignation or removal of the Facility Agent, the Collateral Agent or the Paying Agent, as applicable. Notwithstanding anything to the contrary in this Section 10.5, the provisions of this Section 10.5 shall be applied without prejudice to, and the provisions shall not have the effect of diminishing, the rights of the Paying Agent, Collateral Agent and any Computershare

Indemnified Party under Section 9.5 of this Agreement or any other provision of any Transaction Document providing for the indemnification of any such Persons.
(B)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (A) of this Section 10.5 or Section 9.5 or Section 10.6 to be paid by it to the Facility Agent (or any sub-agent thereof), the Collateral Agent or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Facility Agent (or any sub-agent thereof), the Collateral Agent or any Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitment of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Lender Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Facility Agent (or any such sub-agent) or the Collateral Agent, in its capacity as such, or against any Related Party of any of the foregoing acting for the Facility Agent (or any such sub-agent) or the Collateral Agent, in connection with such capacity. The obligations of the Lenders under this clause (B) are subject to the provisions of Section 2.13(C).
(C)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the parties hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto or any other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof; provided, however, that the limitations set forth in this clause (C) shall not be applicable with respect to any and all losses, liabilities, claims, damages or expenses (including reasonable fees and expenses of counsel and court costs) suffered by an Indemnitee resulting from damages awarded to any third party. No Indemnitee referred to in clause (A) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.
(D)Payments. All amounts due and payable under this Section 10.5 shall be payable not later than ten (10) Business Days after receipt of a demand therefor; provided, however, that the applicable Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.5.
(E)Survival. The agreements and the indemnity provisions set forth in this Section 10.5 shall survive the resignation of the Facility Agent, the Collateral Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.6. Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable and documented costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment or waiver of this Agreement, the Loan Notes and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Facility Agent, the Collateral Agent and the Paying Agent with respect thereto. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable and documented counsel fees and expenses) (A) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Loan Notes and the other documents to be delivered hereunder and (B) incurred by the Facility Agent or the Collateral Agent in connection with the transactions described herein and in the other Transaction Documents, including in any case reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 10.6. Without limiting the foregoing, the Borrower acknowledges and agrees that the Facility Agent or its counsel may at any time after an Event of Default shall have occurred and be continuing, engage professional consultants selected by the Facility Agent to conduct additional due diligence with respect to the transactions contemplated hereby, including (A) review and independently assess the existing methodology employed by the Borrower in allocating Collections with respect to the Collateral, assess the reasonableness of the methodology for the equitable allocation of those Collections and make any recommendations to amend the methodology, if appropriate, (B) review the financial forecasts submitted by the Borrower to the Facility Agent and assess the reasonableness and feasibility of those forecasts and make any recommendations based on that review, if appropriate, and (C) verify the asset base of the Borrower and the Borrower’s valuation of its assets, as well as certain matters related thereto. The reasonable and documented fees and expenses of such professional consultants, in accordance with the provisions of this Section 10.6, shall be at the sole cost and expense of the Borrower. In addition, the Borrower shall pay any and all Other Taxes and agrees to save the Facility Agent, the Collateral Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Other Taxes.
Section 10.7. Right of Set-off; Ratable Payments; Relations Among Lenders. (A) Upon the occurrence and during the continuance of any Event of Default, and subject to the prior payment of Obligations owed to the parties to the Transaction Documents, each of the Facility Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to the Facility Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Facility Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured. The Facility Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and the Lenders under this Section 10.7(A) are in addition to other rights and remedies (including other rights of set-off) which the Facility Agent and the Lenders may have.

(B)If any Lender, whether by setoff or otherwise, has payment made to it upon its portion of the Loan in a greater proportion than that received by any other Lender, such other lender agrees, promptly upon demand, to purchase a portion of the Loan owned by the Lenders so that after such purchase each Lender will hold its ratable share of the Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
(C)Except with respect to the exercise of set-off rights of any Lender in accordance with Section 10.7(A), the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Transaction Document, without the prior written consent of the other Lenders or, as may be provided in this Agreement or the other Transaction Documents, at the direction of the Facility Agent.
(D)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Facility Agent) authorized to act for, any other Lender.
Section 10.8. Binding Effect; Assignment.
(A)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Agent, the Paying Agent and the Facility Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Facility Agent and the Lenders, and any assignment by the Borrower in violation of this Section 10.8 shall be null and void. Notwithstanding anything to the contrary in the first sentence of this Section 10.8, any Lender may at any time, without the consent of the Borrower or the Facility Agent, assign all or any portion of its rights and obligations under this Agreement and any Loan Note to a Federal Reserve Bank; provided, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. Each Lender may assign to one or more Eligible Assignees all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including its Loan Notes or interest in the Loan); provided, that each such assignment shall be made pursuant to an Assignment and Assumption. The parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Facility Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(B)Anything herein and any other Transaction Document to the contrary notwithstanding, the Facility Agent may assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement and the other Transaction Documents to any Person satisfactory to the Lenders upon notice to but without consent from the Borrower, the Collateral Agent and the Paying Agent.

(C)Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement and shall have all the rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.17(G)) of a Lender hereunder. The Facility Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) for the recordation of the names and addresses of the Lenders, the outstanding principal amounts (and accrued interest) of the Loan owing to each Lender pursuant to the terms hereof from time to time and any assignment of such outstanding portion of the Loan. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Facility Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Facility Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(D)Any Lender may, without the consent of the Borrower, sell participation interests in its portion of the Loan owned by it and obligations hereunder (each such recipient of a participation a “Participant”); provided, that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower and the Facility Agent and the other parties hereto shall continue to deal solely and directly with such Lender and not be obligated to deal with such Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Loan or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, none of the Facility Agent, the Collateral Agent or the Paying Agent shall have responsibility for maintaining a Participant Register. Each recipient of a participation shall, to the fullest extent permitted by law, have the same rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.17(G)) hereunder with respect to the rights and benefits so participated as it would have if it were a Lender hereunder, except that no Participant shall be entitled to receive any greater payment under Sections 2.12 or 2.17 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(E)Notwithstanding any other provision of this Agreement to the contrary, a Lender may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to a security trustee in connection with the funding by such Lender of its portion of the Loan without the consent of the Borrower; provided that no such pledge or grant shall release such Lender from its obligations under this Agreement.
Section 10.9. Governing Law. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.
Section 10.10. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.
Section 10.11. Waiver of Jury Trial. All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith. All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Agreement.
Section 10.12. Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.
Section 10.13. Tax Characterization. The parties hereto intend for the Loan to be treated as debt for U.S. federal income tax purposes.
Section 10.14. Facility Rating. The Borrower agrees that the Loan Notes will be rated by the Rating Agency. The Borrower agrees to provide and to cause its Affiliates to provide reasonable assistance to obtain such rating.
Section 10.15. Limitations on Liability. None of the members, managers, general or limited partners, officers, employees, agents, shareholders, directors, Affiliates or holders of limited liability company interests of or in the Borrower shall be under any liability to the Facility Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the limited liability company obligations of the Borrower. The Borrower and any member, manager, partner, officer, employee, agent, shareholder, director, Affiliate or holder of a limited liability company interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder.
Section 10.16. Confidentiality. Each Lender and the Facility Agent agrees to maintain the confidentiality of all nonpublic information with respect to the parties herein or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility and on a confidential basis, (ii) to any assignee of or participant in, or any prospective assignee of or participant in, the Facility or any of its rights or obligations under this Agreement, in each case on a confidential basis, (iii) to any financing source, insurer or insurance broker, dealer, hedge counterparty or other similar party in connection with financing, insurance or risk management activities related to the Facility, (iv) to any rating agency providing or proposing to provide a rating to, or monitoring a credit rating with respect to this Agreement or the Transaction Documents, (v) to the extent required by applicable Law or required or requested by any Governmental Authority, self-regulatory authority, regulator or supervisory authority having jurisdiction over such party and (vi) to the extent necessary in connection with the enforcement of any Transaction Document.
The provisions of this Section 10.16 shall not apply to information that (i) is or hereafter becomes (through a source other than the applicable Lender or the Facility Agent or any Lender Representative associated with such party) generally available to the public, (ii) was rightfully known to the applicable Lender or the Facility Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement, (iii) becomes available to the applicable Lender or the Facility Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the applicable Lender or the Facility Agent or any Lender Representative, (iv) has been approved for release by written authorization of the parties whose information is proposed to be disclosed, or (v) has been independently developed or acquired by any Lender or the Facility Agent or any Lender Representative without violating this Agreement. The provisions of this Section 10.16 shall not prohibit any Lender or the Facility Agent from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.
Section 10.17. Limited Recourse. All amounts payable by the Borrower on or in respect of the Obligations shall constitute limited recourse obligations of the Borrower secured by, and payable solely from and to the extent of, the Collateral; provided that (A) the foregoing shall not limit in any manner the ability of the Facility Agent or any other Lender to seek specific performance of any Obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this Section 10.17 shall not limit the right of any Person to name the Borrower as party defendant in any action, suit or in the exercise of any other remedy under this Agreement or the other Transaction Documents, and (C) when any portion of the Collateral is transferred as permitted under this Agreement, the security interest in and Lien on such Collateral shall automatically be released, and the Lenders under this Agreement will no longer have any security interest in, lien on, or claim against such Collateral.
Section 10.18. Customer Identification - USA Patriot Act Notice. The Facility Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as the same may be amended from time to time, and corresponding provisions of future laws, the “Patriot Act”), and the Facility Agent’s and each Lender’s policies and practices, the Facility Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower and, which information includes the name and address of the Borrower and such other information that will allow the Facility Agent or such Lender to identify the Borrower in accordance with the Patriot Act.
Section 10.19. Paying Agent Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107- 56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), each of the Collateral Agent and the Paying Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with it. Each party hereby agrees that it shall provide the Collateral Agent and the Paying Agent with such identifying information and documentation as it may request from time to time in order to enable it to comply with all applicable requirements of AML Law.
Section 10.20. Additional Custodian Provisions. The parties hereto acknowledge that the Custodian shall not be required to act as a “commodity pool operator” as defined in the Commodity Exchange Act, as amended, or be required to undertake regulatory filings related to this Agreement in connection therewith.
Section 10.21. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Facility Agent and the Lenders are arm’s-length commercial transactions between the Borrower, and its Affiliates, on the one hand, and the Facility Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; (ii) (A) the Facility Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Facility Agent nor any

Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Facility Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Facility Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Facility Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.22. Electronic Execution of Assignments and Certain other Documents. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of securities when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
Section 10.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(A)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(B)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Spruce SET Borrower 2024, LLC, as Borrower
By: /s/ Joe Pettit
Joe Pettit
Vice President, Corporate Development

Signature Page to Spruce/Barings Credit Agreement

BARINGS GPSF LLC,
as Facility Agent
By: Barings LLC, its sole member
By: /s/William Awad III
Name: William Awad III
Title: Managing Director
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as Lender
By Barings LLC, its Investment Adviser
By: /s/ William Awad III
Title: Managing Director

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY, as Lender
By: Barings LLC, its Investment Adviser
By: /s/ William Awad III
Name: William Awad III
Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as Lender
By: Barings LLC, its Investment Adviser
By: /s/ William Awad III
Name: William Awad III
Title: Managing Director

METROPOLITAN LIFE INSURANCE COMPANY, as Lender
By: Barings LLC, its Investment Adviser
By: /s/William Awad III
Name: Wiliam Awad III
Title: Managing Director

Signature Page to Spruce/Barings Credit Agreement

Computershare Trust Company, National Association, not in its individual capacity but solely as Collateral Agent and Paying Agent
By: /s/ Jeanine Casey
Name: Jeanine Casey
Title: Vice President

Signature Page to Spruce/Barings Credit Agreement

Schedule I
Solar Asset Representations

With respect to each Solar Asset:
1.Accuracy of Schedule of Solar Assets. Each entry with respect to the Solar Asset set forth on the Schedule of Solar Assets is complete and correct in all material respects and does not omit any necessary information that makes such entry misleading.
2.Form of Customer Agreement. The related Customer Agreement is substantially in the form of an Approved Customer Agreement. The related Customer Agreement provides that the Host Customer agrees to purchase electric energy produced by such PV Systems or lease such PV Systems.
3.Modifications to Customer Agreement. Since the acquisition by the Lessor of the Solar Asset, the terms of the related Customer Agreement have not been amended, waived, extended, or modified in any respect, other than pursuant to a Payment Facilitation Modification, as otherwise authorized to be done without the Borrower’s consent under the Master Asset Management Agreement or for the assumption of a Customer Agreement by a new Host Customer in accordance with the Underwriting and Reassignment Credit Policy.
4.Host Customer Payments in U.S. Dollars. The related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. dollars to the owner of the related Customer Agreement or its designee.
5.Absolute and Unconditional Obligation. The related Customer Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or that will be generated and delivered by the related PV System to such Host Customer, or to lease the related PV System after the related PV System is placed in service, and the payment obligations under the related Customer Agreement by its terms do not provide for offset for any reason, including without limitation nonpayment or non-performance by the Lessor, a Spruce Party, the Provider or the owner of the PV System; provided, however, that Customer Agreements may permit the Host Customer to exercise a Customer Trigger Right.
6.Non-cancelable; Prepayable. The related Customer Agreement is not cancellable and does not permit prepayments (it being acknowledged that Host Customers may overpay from time to time and the related Customer Agreement includes a purchase option in favor of the Host Customer).
7.Legal Compliance. To the Borrower’s Knowledge, the origination of the related Customer Agreement and installation of the related PV Systems was in compliance in all material respects with the applicable federal, state and local laws and regulations, including those relating to consumer leasing and protection laws, at the time such Customer Agreement was originated or such PV System was installed, as applicable.
8.Legal, Valid and Binding Agreement. The related Customer Agreement is the legal, valid and binding payment obligation of the related Host Customer, is in full force and effect in

765552553 24763500

accordance with its terms and is enforceable against such related Host Customer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors’ rights generally, now and hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
9.No Defaults or Terminations. The related Customer Agreement is not a Defaulted Solar Asset or a Terminated Solar Asset.
10.Minimum Payments Made. A minimum of one payment due under the related Customer Agreement has been made prior to the Closing Date.
11.Freely Assignable. The related Customer Agreement, by its terms, is assignable without consent of the Host Customer or any other Person (subject to the rights of the Lessor under the Master Lease Documents) or, to the extent any consent is required for such assignment, such consent has been obtained. Upon assignment of the Conveyed Property to the Borrower, the Borrower (as Lessee) or its designee will be entitled to receive the payments made by the related Host Customer under such Customer Agreement.
12.PV System and Customer Agreement Status. As of the Cut-off Date, the related PV System has not been turned off due to a Host Customer delinquency under the Customer Agreement.
13.Affiliate Host Customers. To the Borrower’s Knowledge, Customer Agreements comprising no more than 1% of the Aggregate Discounted Solar Asset Balance are related to Host Customers that are employees of a Spruce Party or the Provider or any of their respective Affiliates.
14.PV System. To the Borrower’s Knowledge (i) the related PV System was Installed (as defined in the Master Lease Agreement) for the related Host Customer by an Installer (as defined in the Master Lease Agreement) in compliance with the Lessor’s written design/installation procedures, (ii) the related Host Customer has accepted the related PV System, and no related Host Customer has notified the Lessor, a Spruce Party, the Provider or any affiliate thereof of any material existing defects therein which have an adverse impact on the operation of the PV System and are not in the process of being investigated, addressed or repaired by the Provider or any affiliate thereof and (iii) the Solar Photovoltaic Panels and Inverters with respect to the related PV System were manufactured by a vendor set forth on the Lessor’s approved vendor list at the time of installation or acquisition of such PV System by the Lessor. The related PV System was installed on a single-family, residential home or building located in a Project State (as defined in the Master Lease Agreement) and, to the Borrower’s Knowledge, one or more of the Host Customers under the related Customer Agreement is the owner of the real property on which the PV System is installed.
15.No Defenses Asserted. The related Customer Agreement has not been satisfied, subordinated or rescinded and, to the Borrower’s Knowledge, no lawsuit is pending with respect to such related Customer Agreement.

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16.Insurance. With respect to the related PV System, the Provider maintains, on behalf of the Borrower, insurance in such forms and amounts and against such risks as set forth in the Master Asset Management Agreement. All such required insurance is in full force and effect.
17.Governing Law of Customer Agreement. The related Customer Agreement is governed by the laws of a state or territory of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the related Customer Agreement under the applicable Transaction Documents, including any repurchase in accordance with the Transaction Documents.
18.No Unpaid Fees. To the Borrower’s Knowledge, there are no unpaid fees owed to third parties relating to the origination of the related Customer Agreement and installation of the related PV System.
19.Payment Terms of Customer Agreement. Except as otherwise permitted in the related Customer Agreement, the related Customer Agreement provides that the Host Customer thereunder is required to make periodic Host Customer Payments, which are due and payable on a monthly basis, during the term of the related Customer Agreement.
20.Permission to Operate. The related PV System has achieved PTO.
21.Warranties. All Manufacturer Warranties relating to the related Customer Agreement and the related PV System are in full force and effect and can be enforced by the Borrower or the Provider, as applicable, in accordance with their terms, except with respect to those Manufacturer Warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally, and except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).
22.True Lease. The related Customer Agreement in the form of a Customer Lease Agreement is a “true” lease, as defined in Article 2-A of the UCC.
23.UCC. The Master Lease Agreement and the related Customer Agreement constitutes “general intangibles”, “accounts” or “chattel paper” within the meaning of the applicable UCC. The PV Systems constitute “Equipment” within the meaning of the applicable UCC. Upon the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions, the Facility Agent will have a first priority perfected security interest in and to the Customer Agreements and the PV Systems, subject to Permitted Liens.
24.Fixture Filing. The terms of the related Customer Agreement provide that the parties thereto agree that the related PV System is not a fixture. The Lessor or an affiliate thereof has filed a protective UCC fixture filing in respect of the related PV System; provided, however, that (i) certain of such UCC fixture filings have been released in order to assist the applicable Host Customer in a pending refinancing of such Host Customer’s mortgage or sale of home, and (ii) such UCC fixture

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filings may not have been filed or maintained in a manner that would provide priority under the UCC over a conflicting interest of an encumbrancer or owner of the real property subject to the UCC fixture filing. If the related PV System is located in California, a “Notice of
Independent Solar Energy Producer Contract” (“NOISEPC”) was made in the applicable local filing office where such PV System is located pursuant to and in compliance with Cal. Pub. Util. Code §§ 2868-2869.
25.Host Customer Solvency; Host Customer Challenges. To the Borrower’s Knowledge, the Host Customer is not a debtor in a bankruptcy case. The Host Customer has not commenced any litigation or asserted any claim in writing challenging the validity or enforceability of the related Customer Agreement.
26.No Impairment. None of the Lessor, the Original Lessee or the SET Borrower Lessee has done anything to impair the rights of the Borrower, the Facility Agent or the Lenders in the Collateral or payments with respect thereto.
27.Ownership. The Lessor has legal and equitable title to the related PV Systems free and clear of all liens and encumbrances, except for Permitted Liens.
28.Delivery of Customer Agreement. The related Customer Agreement and any amendments or modifications were created in an electronic form or have been converted into an Electronic Copy and the related tangible original Customer Agreement, if any, and, to the Borrower’s Knowledge, any amendments or modifications have been destroyed on or before the Closing Date or, if not destroyed, no other Person has or could obtain possession or control thereof in a manner that would enable such Person to claim priority over the lien of the Collateral Agent. If such Customer Agreement or any amendments or modifications thereto were created in an electronic form, no “authoritative copy” (as contemplated by Section 9-105 of the UCC) exists or, if an Electronic Copy is determined to be an authoritative copy, no Person has or could obtain possession or control of such authoritative copy in a manner that would enable such Person to claim priority over the lien of the Collateral Agent. Other than with respect to the Solar Assets listed on Schedule V, the Borrower has delivered the Custodian File required to be delivered pursuant to Custodial Agreement with respect to such Solar Asset and the Custodian has delivered the Custodial Certifications required to be delivered under Custodial Agreement with respect thereto.
29.Withholding. No Host Customer Payments are subject to withholding Taxes or sales taxes, or any stamp duty or similar transfer taxes.
30.Master Lease Documents. The related PV System has been leased, and the Customer Agreements have been assigned, to the Lessee (as an assignee of the Original Lessee) by the Lessor pursuant to the Master Lease Agreement and the Master Lease Agreement satisfies each of the following criteria:
(a)Legal, Valid and Binding Agreements. The Master Lease Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’

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rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). Full Force and Effect; No Defaults or Terminations. The Master Lease Agreement is in full force and effect in accordance with its respective terms, and there has been no breach or default by the Borrower or, to the Borrower’s Knowledge, the Lessor under such agreement that would entitle the other party to any such agreement to terminate such agreement, and none of the Borrower or, to the Borrower’s Knowledge, Lessor has given or received any notice of default under any of such agreements in respect of a default that is continuing.
(b)Modifications to Master Lease Documents. True and complete copies of the Master Lease Agreement as in effect on the Closing Date have been delivered to the Borrower and the Facility Agent. Except as set forth in the definition of each such agreement, the terms of the Master Lease Agreement have not been amended, waived, extended, or modified in any respect.
(c)No Defenses Asserted.    The Master Lease Agreement has been satisfied, subordinated or rescinded, and, to Borrower’s Knowledge, no lawsuit is pending by or against Borrower with respect to such agreement.
(d)Taxes and Governmental Charges. The transfer, assignment and the pledge of the Master Lease Agreement by the Original Lessee to the Borrower pursuant to the Sale and Contribution Agreement and the pledge by the Borrower to the Facility Agent pursuant to the Security Agreement are not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid.
(e)True Lease. The Master Lease Agreement is a “true” lease, as defined in Article 2A of the UCC.
(f)Permitted Indebtedness. The incurrence by the Borrower of the indebtedness pursuant to the Credit Agreement does not violate the Master Lease Agreement.
(g)Indemnification. No claim with respect to indemnification obligations of the Lessor under the Master Lease Agreement has been asserted and remains outstanding.
(h)Conditions Precedent. All of the conditions precedent to the Lease Commencement Date (as defined in the Master Lease Agreement) for each Solar Asset that are set forth in Section 2.3 of the Master Lease Agreement have been satisfied or waived.

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Schedule III Schedule of Solar Assets
On file with the Facility Agent.

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Schedule IV
Scheduled Host Customer Payments
On file with the Facility Agent.

I-7

Schedule V
Post-Closing Customer Agreements
None.

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Exhibit A Defined Terms
“1940 Act” means the Investment Company Act of 1940, as amended.
“Account Bank” means (i) Computershare or (ii) any other Eligible Institution at which any Paying Agent Account is held.
“Accountant’s Reports” means the Accountant’s Report (as defined in the Management Agreement).
“Administrative Fee Base Rate” means, with respect to each Solar Asset, five dollars ($5.00).
“Advance Rate” means 75%.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Party” has the meaning set forth in Section 2.12(B).
“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person or (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.
“Affiliated Entity” means any of the Sponsor, the Manager (if the Manager is an Affiliate of the Borrower), the Original Lessee, the SET Borrower Lessee and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.
“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect. The Aggregate Commitment as of the date hereof is equal to
$130,000,000.
“Aggregate Discounted Solar Asset Balance” means, as of any date of determination, an amount equal to the sum of the Discounted Solar Asset Balances for all Solar Assets which are Eligible Solar Assets owned by the Borrower.
“Agreement” has the meaning set forth in the introductory paragraph hereof.

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“Allocated Manager Fees” means, for a Solar Asset, the sum of (i) the Administrative Fee Base Rate and (ii) the O&M Fee Base Rate.
“Allocated Customer Agreement Reserve Amount” means, with respect to any Solar Asset listed on Schedule V, an amount equal to the product of (i) the Discounted Solar Asset Balance of such Solar Asset as of the Cut-Off Date and (ii) the Advance Rate.
“Amortization Period” means the period commencing on the earlier to occur of (i) December 26, 2027 and (ii) the occurrence of an Early Amortization Event.
“Ancillary Customer Agreements” means in respect of each Solar Asset, all agreements and documents, if any, ancillary to the Customer Agreement associated with such Solar Asset, which are entered into by the Lessor, the Sponsor, the Provider or any their respective Affiliates with a Host Customer in connection therewith.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Sponsor, the Borrower or their respective Subsidiaries and Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended and the UK Bribery Act of 2010.
“Anti-Money Laundering Laws” means, collectively, Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where the Borrower, the Sponsor or any of their respective Subsidiaries and Affiliates conduct business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Borrower, the Sponsor or any of their respective Subsidiaries and Affiliates, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder.
“Anticipated Repayment Date” means December 26, 2027.
“Applicable Law” means all applicable laws of any Governmental Authority, including laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.
“Approved Customer Agreement” means any Customer Agreement substantially in one of the forms attached hereto as Exhibit F.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.8(A)), and accepted by the Facility Agent, in substantially the form of Exhibit E or any

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other form (including electronic documentation generated by use of an electronic platform) approved by the Facility Agent.
“Available Funds” has the meaning set forth in Section 2.7(B).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.
“Basel III” means Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Borrower LLC Agreement” means the amended and restated limited liability company agreement of the Borrower.
“Borrowing Base” means, as of any Calculation Date, the product of (i) the Aggregate Discounted Solar Asset Balance as of such Calculation Date and (ii) the Advance Rate.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 attached hereto.
“Borrowing Base Deficiency” has the meaning set forth in Section 2.9.

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“Breakage Costs” means, with respect to a failure by the Borrower, for any reason, to borrow the Loan on the date specified in the applicable Notice of Borrowing (including as a result of the Borrower’s failure to satisfy any conditions precedent to such borrowing) after providing such Notice of Borrowing therefor, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by the any Lender; provided, however, that such Lender shall use commercially reasonable efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in New York, New York, St. Paul, Minnesota or location of Facility Agent Office, if not New York.
“Calculation Date” means (i) with respect to the Closing Date, the close of business on the Cut-Off Date and (ii) with respect to any Payment Date, unless the context requires otherwise, the close of business on the last day of the related Collection Period.
“Cash Equivalent” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of
$500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P and P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) bonds and similar debt instruments that constitute “securities” under the Securities Act of 1933 (as amended), are freely tradable on any nationally recognized securities exchange and can be liquidated within three (3) Business Days, (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition or (g) investments in money market or common trust funds having a rating from each of Moody’s and S&P in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.
“Change in Law” means the occurrence, after the Closing Date, of any of the following:
(i) the adoption or taking effect of any Governmental Rule, any change in any Governmental Rule or in the administration, interpretation, implementation or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (ii) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority; provided, that, for the avoidance of doubt and notwithstanding anything herein to the contrary, (x) the Dodd- Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States

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or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower by the Facility Agent or any Lender in substantially the same manner as applied generally to other similarly situated borrowers after consideration of factors as the Facility Agent or Lender then reasonably determines to be relevant.
“Change of Control” means, at any time, the occurrence of one or more of the following events: (i) 100% of the issued and outstanding equity interests in the Original Lessee shall cease to be owned directly by the Sponsor; (ii) 100% of the issued and outstanding equity interests in the Borrower shall cease to be owned directly or indirectly by the Original Lessee; or (iii) one or more Persons acting in concert acquire control over the Sponsor where “control” means (a) acquiring or controlling, directly or indirectly, more than 50 percent of the total voting rights represented by the shares of the Sponsor or (b) the right to, directly or indirectly, appoint or remove at least a majority of the members of the board of directors of the Sponsor.
“Closing Date” means June 26, 2024.
“Collateral” has the meaning set forth in the Security Agreement.
“Collateral Agent” has the meaning set forth in the Preamble.
“Collateral Agent Fee” means, for each Payment Date (in accordance with and subject to Section 2.7(B)), a fee paid to the Collateral Agent as part of the Paying Agent Fee.
“Collateral Documents” means, collectively, the Security Agreement, the Lockbox Account Control Agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.
“Collection Account” has the meaning set forth in Section 8.2(A)(i).
“Collection Period” means, with respect to a Payment Date, the calendar quarter ending on the last day of the month preceding the month in which such Payment Date occurs; provided that with respect to the first Payment Date, the Collection Period will be the period from and including the Closing Date to the end of the month preceding the month in which such Payment Date occurs.
“Collections” means all Host Customer Payments and other cash proceeds thereof, including insurance proceeds with respect to any Solar Asset that has suffered an Event of Loss and has become a Terminated Solar Asset, and any amounts payable to the Borrower in connection with this Agreement or in connection with the disposition of any Collateral. Collections shall not include any Excluded Collateral.
“Commitment” means the obligation of a Lender to make its Lender Percentage of the Loan, as set forth on Exhibit D attached hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.), as amended from time to time, and any successor statute.

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“Company Obligations” means and includes, with respect to each applicable Loan Party, all loans, advances, debts, liabilities, obligations, covenants and duties owing by such Person to the Facility Agent, the Collateral Agent, the Custodian, the Paying Agent, the Manager, the Transition Manager, the Provider or any Lender of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Collateral Documents, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes the principal amount of the Loan, together with interest, charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to such Loan Party (as applicable) under this Agreement or any other Transaction Document pursuant to which it arose and any Erroneous Payment Subrogation Rights (provided that the Borrower’s Obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loan or any portion thereof that has been assigned to the Facility Agent under an Erroneous Payment Deficiency Assignment).
“Computershare” means Computershare Trust Company, National Association.
“Computershare Fee Letter” means that certain Schedule of Fees with respect to the Custodian, dated as of May 30, 2024, and acknowledged by the Sponsor as of June 5, 2024.
“Computershare Indemnified Parties” has the meaning set forth in Section 9.5.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Conveyed Property” means the “Conveyed Property” as defined in the Sale and Contribution Agreement.
“Custodial Agreement” means the Custodial Agreement, dated as of the Closing Date, by and among the Custodian, the Borrower, the Manager, the Collateral Agent and the Facility Agent.
“Custodial Certification” has the meaning set forth in the Custodial Agreement.
“Custodial Fee” means a fee payable by the Borrower to the Custodian as set forth in the Computershare Fee Letter.
“Custodian” means Computershare, in its capacity as the provider of services under the Custodial Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Facility Agent.
“Custodian File” means the file pertaining to each Solar Asset containing (i) a fully executed Electronic Copy of the related Customer Agreement, including any amendments thereto (including Electronic Copies of any related Payment Facilitation Modification), (ii) to the extent not incorporated within the related Customer Agreement, a fully executed electronic copy of the

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related Production Guaranty and/or Customer Warranty Agreement, if any, (iii) a fully executed electronic copy of the related Interconnection Agreement, (iv) a fully executed electronic copy of the related Net Metering Agreement, if separate from the Interconnection Agreement, (v), documents evidencing the related Permits to operate the related PV System, if any, (vi) a fully executed electronic copy of the related Manufacturer Warranty for the related Solar Photovoltaic Panel, Inverter and Racking System, if any, (vii) a fully executed electronic copy of the related Payment Facilitation Modification, if any; and (viii) any other documents the Lessee keeps on file, in accordance with its customary procedures, or reasonably required by the Borrower, from time to time to be kept on file, relating to such Solar Asset or the related Host Customer, including documents evidencing PTO.
“Customer Agreement” means a Customer Lease Agreement or a Power Purchase Agreement, as the context requires, together with any related Ancillary Customer Agreements, including any related Payment Facilitation Modification.
“Customer Lease Agreement” means an agreement between the owner of the PV System and a Host Customer whereby the Host Customer leases a PV System from such owner for fixed monthly payments.
“Customer Warranty Agreement” means any separate warranty agreement in connection with the performance and installation of the related PV System (which may include a Production Guaranty).
“Customer Trigger Right” means, in respect of a Host Customer, the right of such Host Customer to terminate its Customer Agreement or exercise any other remedy provided under applicable law or regulation upon the occurrence of an event of default (howsoever defined) by the owner of the applicable PV System under its Customer Agreement.
“Cut-Off Date” means April 30, 2024.
“DB Loan Payoff” means repayment in full, release, and discharge of all outstanding amounts, liens and obligations under that certain Credit Agreement, dated as of June 10, 2022, by and between SET Borrower 2022, LLC; Deutsche Bank AG, as facility agent; Computershare Trust Company, National Association, as collateral agent; and the lenders party thereto.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Solar Asset” means, with respect to a Solar Asset, if the related Host Customer

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(a) is more than 120 days past due on any portion of a contractual payment due under the related Customer Agreement or (b) has exercised a Customer Trigger Right.
“Defective Solar Asset” has the meaning set forth in the Sale and Contribution Agreement.

“Deferred Post-ARD Additional Loan Interest” has the meaning set forth in Section 2.11.
“Determination Date” means, with respect to any Payment Date, the close of business on the second Business Day prior to such Payment Date.
“Discount Rate” means 6.00%.
“Discounted Solar Asset Balance” means, with respect to any Solar Asset as of any date of determination, an amount equal to the greater of (i) the present value of the remaining and unpaid stream of Net Scheduled Payments for such Solar Asset on or after such date of determination, based upon discounting such Net Scheduled Payments to such date of determination at an annual rate equal to the Discount Rate; and (ii) $0; provided, however, that any Defective Solar Asset, Defaulted Solar Asset or Terminated Solar Asset will be deemed to have a Discounted Solar Asset Balance equal to $0.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means the lawful currency of the United States.
“DSCR” means, as of any Payment Date, the ratio of:
(i)(a) the sum of (1) all Host Customer Payments received in the Lockbox Account or the Collection Account during such Collection Period (without duplication and excluding any amounts paid by the related Host Customer in respect of sales, use or property taxes), plus (2) the portion of Insurance Proceeds received during such Collection Period related to business interruption insurance in respect of lost Host Customer Payments, minus (b) amounts required to be paid pursuant to clauses (i) and (ii) of Section 2.7(B), in each case for the related Payment Date, divided by
(ii)the Total Debt Service for the related Payment Date.
“Early Amortization Event” means the occurrence of the any of the following events:
(i)on any Determination Date, the Solar Asset Payment Level is less than 90.0% for the related Collection Period;
(ii)a Manager Termination Event or a Provider Termination Event has occurred and is continuing and a replacement Manager or replacement Provider, as applicable, has not been appointed by the Borrower, which shall be an Experienced Solar Operator or another person

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reasonably acceptable to the Majority Lenders, within sixty (60) days of such Manager Termination Event or Provider Termination Event, as applicable;
(iii)the DSCR for such Payment Date and the two immediately preceding Payment Dates is less than or equal to 1.20; an Event of Default has occurred;
(iv)the Borrower fails to procure the insurance required by Section 5.1(Q) and provide a certification evidencing the Borrower’s coverage under such policies on or before the 10th Business Day following the Closing Date;
(v)the Rating Agency shall issue or reduce its rating on the Loan Notes below “BBB- (sf)” or there is no rating by the Rating Agency on the Loan Notes;
(vi)on any date after the Anticipated Repayment Date, the Outstanding Loan Balance is greater than zero;
(vii)on any date of determination, if as a result of the replacement of the Manager or the Provider, the aggregate operating expenses for all Solar Assets in respect of the related Collection Period are more than 5% greater than what the operating expenses would have been for such Collection Period had the Manager or Provider, as applicable, not been replaced; or
(viii)the Borrower shall fail to cure any Borrowing Base Deficiency.
An Early Amortization Event of the type described in clause (i) shall continue until the Solar Asset Payment Level is greater than 90% for two consecutive Determination Dates. An Early Amortization Event as it relates to clause (iii) shall continue until the DSCR for such Payment Date is greater than 1.20 for two (2) consecutive Determination Dates.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” means the electronic form into which Sponsor, the Provider or their respective Affiliates, in the ordinary course of its business and in compliance with its document storage policy, originates in an electronic form or converts into an electronic form all Customer Agreements, Payment Facilitation Modifications, Interconnection Agreements, Net Metering Agreements, documents evidencing the related PTO of the related PV System, in each case, if any,

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and any other documents reasonably required by the Borrower, from time to time to be kept on file, relating to such Solar Asset or the related Host Customer.
“Eligible Assignee” means any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than three hundred million Dollars ($300,000,000).
“Eligible Institution” shall mean a commercial bank or trust company having capital and surplus of not less than $100,000,000 in the case of U.S. banks, $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks, and a long-term debt rating of Baa3 or better by Moody’s or BBB- or better by S&P (or an equivalent rating by another nationally recognized credit agency if one or more of Moody’s and S&P are not in business of rating long-term obligations of commercial banks at the time of issuance); provided that a commercial bank which does not satisfy the requirements set forth above shall nonetheless be deemed to be an Eligible Institution for purposes of holding any deposit account or any other account so long as such commercial bank is a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R.
§9.10(b) and such account is maintained as a segregated trust account by such bank.
“Eligible Solar Asset” means, as of any date of determination, any Solar Asset for which all of the applicable criteria specified in Schedule I.
“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter, “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Materials or arising from injury to health, safety or the environment.
“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety (as affected by exposure to Hazardous Materials), or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16

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U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and legally binding decisional law of ny Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.
“Equity Interests” means shares of capital stock, partnership interests, limited liability company interests or membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.
“ERISA Event” means (i) that a Reportable Event has occurred with respect to any Single- Employer Plan; (ii) the institution of any steps by the Borrower or any ERISA Affiliate, the Pension Benefit Guaranty Corporation or any other Person to terminate any Single-Employer Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Single-Employer Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan or written notification of the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code in connection with any Plan; (v) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
(vi) with respect to a Single-Employer Plan, a failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived;
(vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Single-Employer Plan; (viii) a determination that a Single-Employer Plan is or is expected to be in “at-risk” status (within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA); (ix) the insolvency of a Multi-Employer Plan or written notification that a Multi-Employer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (x) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any of the foregoing.

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“Erroneous Payment” has the meaning assigned to it in Section 8.5(A).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section
8.5(D)

“Erroneous Payment Impacted Loan” has the meaning assigned to it in Section 8.5(D). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.5(D). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 6.1.
“Event of Loss” means, with respect to a PV System, that such PV System has been damaged or destroyed by fire, theft or other casualty and such PV System has become inoperable because of such event.
“Excluded Collateral” means (a) environmental attributes (including solar renewable energy credits, rebates, tax credits, incentives, and the like), together with all rights, interests, and proceeds related thereto, (b) proceeds of Defective Solar Assets after the payment of Liquidated Damages in respect thereof, (c) revenues or other proceeds of Excluded Defective Solar Assets,
(d) all moneys received by the Borrower under or pursuant to the Collateral before the Cut-Off Date (e) any amount withdrawn and transferred from the Collection Account pursuant to Section 2.7(B) and amounts distributed by the Borrower in accordance with Section 5.2(E) and (f) the Lockbox Account Peg Balance.
“Excluded Defective Solar Asset” has the meaning set forth in the Sale and Contribution Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Loan or (b) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.17(G) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

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“Experienced Solar Operator” means any of Sunrun, Inc., Sunnova Energy, SunPower Corporation, Hannon Armstrong Sustainable Infrastructure Capital Inc., Spruce Finance and Tesla, Inc.
“Facility” means this Agreement together with all other Transaction Documents.
“Facility Agent” has the meaning set forth in the introductory paragraph hereof.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements between the United States and another country which modify the provisions of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Facility Agent on such day on such transactions, as determined by the Facility Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Funding Account” has the meaning set forth in Section 2.4(C).
“GAAP” means generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Facility Agent reasonably agree) both as to classification of items and amounts.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

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“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.
“Host Customer” means a customer under a Customer Agreement.
“Host Customer Payments” means, with respect to a PV System and a Customer Agreement, all payments due under or in respect of such Customer Agreement, including any amounts attributable to sales, use or property tax.
“Host Customer Purchased Asset” means a Solar Asset for which the related Host Customer has exercised its option, if any, to purchase the related PV System prior to the expiration of the term of the related Customer Agreement.
“Indebtedness” means as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Liens); or (x) unvested pension obligations.

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“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Indemnitees” has the meaning set forth in Section 10.5.
“Independent Accountants” means a nationally recognized firm of public accountants selected by the Manager; provided, that such firm is independent with respect to the Manager within the meaning of the Securities Act of 1933, as amended.
“Independent Engineer” means (i) Leidos Engineering, LLC. (ii) DNV GL Energy USA, Inc., (iii) ICF Resources, LLC or (iv) any other reputable, qualified engineering firm with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor and has been approved by the Majority Lenders.
“Independent Engineering Report” means a report relating to the Solar Assets (or subset thereof) prepared by the Independent Engineer, in form and substance reasonably acceptable to the Facility Agent.
“Independent Manager” has the meaning set forth in Section 5.1(R).
“Independent Service Provider” means (i) any Independent Accountants or (ii) any independent (within the meaning of the Securities Act of 1933, as amended) third-party provider of accounting, financial analysis and reporting services that is not an Independent Accountant but that, in the reasonable judgment of the Manager, is qualified to prepare the relevant portions of the Accountant’s Report. For the avoidance of doubt, Protiviti, Inc. shall constitute an Independent Service Provider.
“Initial Outstanding Loan Balance” means $130,000,000.
“Insolvency Event” means, with respect to any Person:
(i)the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other Debtor Relief Laws in any jurisdiction outside of the United States;
(ii)the commencement of an involuntary case against such Person under the Bankruptcy Code (or other Debtor Relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;
(iii)a custodian (as defined in the Bankruptcy Code) (or equal term under any other Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(iv)such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property)

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any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
(v)such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;
(vi)any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;
(vii)such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or
(viii)such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.
“Insurance Proceeds” means any funds, moneys or other net proceeds received by the Borrower as the payee in connection with the physical loss or damage to a PV System, including lost revenues through business interruption insurance, or any other incident that will be covered by the insurance coverage paid for and maintained by the Manager on the Borrower’s behalf.
“Interconnection Agreement” means, with respect to a PV System, a contractual obligation between a utility and a Host Customer (and, in some cases, the owner of the related PV System) that allows the Host Customer to interconnect such PV System to the utility electrical grid.
“Interest Accrual Period” means for each Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date except that the Interest Accrual Period for the initial Payment Date shall be the actual number of days from and including the Closing Date to, but excluding, the initial Payment Date; provided, however, that with respect to any application of amounts pursuant to Section 2.7(B) on a Business Day other than a Payment Date, the “Interest Accrual Period” means the period from and including the immediately preceding Payment Date to but excluding such Business Day.
“Interest Distribution Amount” means the sum of (i), with respect to any period, an amount equal to the sum of the following calculated for each day during such period: the product of (a) the Outstanding Loan Balance on such day multiplied by (b) the Loan Rate in effect for the Interest Accrual Period in which such day occurs multiplied by (c) a fraction the numerator of which is 1 and the denominator which is 360 and (ii) with respect to any Payment Date, the amount of unpaid Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law and for each day during the related Interest Accrual Period, interest thereon at the Loan Rate in effect for such Interest Accrual Period in which such day occurs.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute.

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“Inverter” means, with respect to a PV System, the necessary device required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by a Host Customer’s home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.
“ITC” means the investment tax credit under section 48 of the Code.
“Knowledge” means (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue, receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person (or with respect to the Sponsor or an Affiliate thereof, an officer-level (or more senior employee)) or receipt, by a Responsible Officer of such Person (or with respect to the Sponsor or an Affiliate thereof, an officer-level (or more senior employee)), of notification by proper delivery of such fact, event or circumstance.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.
“Lender Percentage” means, for any Lender, the percentage equivalent of a fraction (expressed out to nine decimal places), the numerator of which is, with respect to each Lender, the principal balance of the Outstanding Loan Balance owed to such Lender, and the denominator of which is the Outstanding Loan Balance.
“Lender Representative” has the meaning set forth in Section 10.16(B).
“Lending Office” means, as to any Lender, the office or offices of such Lender identified as such by such Lender from time to time to the Borrower and the Facility Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Lenders” has the meaning set forth in the introductory paragraph hereof.
“Lennar” means Lennar Corporation, a Delaware corporation.
“Lessee” means the Borrower, in its capacity as lessee under the Master Lease Documents.
“Lessee Administrative Services Provider” means MoonRoad, in its capacity as provider under the Master Asset Management Agreement.
“Lessee Administrative Services Provider Fee” means the “Administrative Services Fee” (as defined in the Master Asset Management Agreement).
“Lessee O&M Provider” means MoonRoad, in its capacity as provider under the Master Operations and Maintenance Agreement.

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“Lessee O&M Provider Fee” means the “Maintenance Services Fee” (as defined in the Master Operations and Maintenance Agreement).
“Lessor” means Energy Asset HoldCo, LLC, a Delaware limited liability company.Lessor Consent” means that certain consent letter, dated of the Closing Date, by and among the Original Lessee, the Lessee and SS Holdings 2017, LLC, as lessor indemnifying party, and acknowledged and agreed to by the Lessor.
“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Liquidated Damages” means for any Defective Solar Asset, as of any date of determination, the Discounted Solar Asset Balance of such Solar Asset immediately prior to becoming a Defective Solar Asset.
“Liquidity” means, with respect to any Person, as of any date of determination, the sum of
(i) the Unrestricted Cash of such Person as of such date and (ii) the aggregate amount of undrawn commitments to extend credit to such Person under any credit facilities of such Person as of such date.
“Liquidity Reserve Account” has the meaning set forth in Section 8.2(A)(ii).
“Liquidity Reserve Account Required Balance” means, as of the Closing Date and each Payment Date, an amount equal to the product of (i) 0.50, (ii) the projected Loan Rate for the succeeding six (6) months (reflecting the applicable Loan Rate or such period), as proposed by the Borrower and consented to by the Facility Agent (acting at the direction of the Lenders, in their reasonable discretion), and (iii) the Outstanding Loan Balance (after giving effect to principal payments made on or prior to such Payment Date and, in the case of the Closing Date, the Loan to be made on the Closing Date); provided that after the Anticipated Repayment Date or any Early Amortization Event, the Liquidity Reserve Account Required Balance shall be $0.00.
“Loan” has the meaning set forth in Section 2.2.
“Loan Note” means each Loan Note of the Borrower in the form of Exhibit C attached hereto, payable to the order of a Lender, in the aggregate face amount of up to such Lender’s Commitment, evidencing the aggregate indebtedness of the Borrower to such Lender, as the same be amended, restated, supplemented or otherwise modified from time to time.
“Loan Party” means each of the Original Lessee and the Borrower.
“Loan Rate” means, for any Interest Accrual Period or portion thereof, a rate per annum equal to 6.889%.

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“Lockbox Account” means that certain account established at the Lockbox Bank and maintained in the name of the Borrower, which is subject to the Lockbox Account Control Agreement.
“Lockbox Account Control Agreement” means that certain deposit account control agreement, dated as of the Closing Date, by and among the Collateral Agent, the Borrower and the Lockbox Bank establishing control (as defined in the UCC) with respect to the applicable Lockbox Account.
“Lockbox Account Peg Balance” means the initial deposit made to the Lockbox Account prior to the Closing Date of $100,000 referred to as the “Peg Balance” in the Lockbox Account Control Agreement.
“Lockbox Bank” means Capital One, National Association.
“Make Whole Amount” means (1) using the Reinvestment Yield, the sum of the discounted present values of the scheduled payments of principal and interest remaining until the Make Whole Determination Date for the portion of the Loans being prepaid (assuming prepayment of the remaining principal balance of such prepaid Loans on the Make Whole Determination Date and calculated prior to the application of the related Voluntary Prepayment and assuming an Amortization Period is in effect and no Early Amortization Event has occurred and is continuing), minus (2) the amount of principal that will be repaid by such Voluntary Prepayment made on the Loans.
“Make Whole Determination Date” means June 26, 2027.
“Majority Lenders” means Lenders representing more than 50% of the Outstanding Loan Balance; provided, however, that in determining whether Lenders of the requisite percentage of Outstanding Loan Balance have given any request, demand, authorization, direction, notice, consent or waiver, portions of the Loan owned by the Sponsor, the Borrower or an Affiliate thereof shall be disregarded.
“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among the Borrower, the Manager and the Facility Agent.
“Manager” has the meaning set forth in the introductory paragraph of the Management Agreement.
“Manager and Provider Transition Agreement” means the Manager and Provider Transition Agreement, dated as of the Closing Date, among the Manager, the Transition Manager, the Borrower and the Facility Agent.
“Manager Fee” has the meaning set forth in Section 2.1(b) of the Management Agreement. “Manager Standard” has the meaning set forth in the Management Agreement. “Manager Termination Event” has the meaning set forth in Section 4.1 of the Management
Agreement.

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“Manufacturer Warranty” means any warranty given by a manufacturer of any part or component of a PV System.
“Margin Stock” has the meaning set forth in Regulation U.

“Master Asset Management Agreement” means, that certain Master Asset Management Agreement, dated as of May 30, 2017, by and between the Provider and the Lessee.

“Master Lease Agreement” means, that certain Master Lease, dated as of May 30, 2017, by and between the Lessor and the Lessee.
“Master Lease Documents” means the Master Lease Agreement (including any supplements thereto), the Master Asset Management Agreement and the Master Operations and Maintenance Agreement.
“Master Lease Interests” as defined in the Master Lease Agreement.
“Master Lease Parties” means the Lessor, the Lessee, the SET Borrower Lessee, the Provider, Lennar and the Original Lessee.
“Master Operations and Maintenance Agreement” means, that certain Master Operations and Maintenance Agreement, dated as of May 30, 2017, by and between the Provider and the Lessee.
“Material Adverse Effect” means a material adverse effect on any of the following: (i) the business, property, assets, liabilities (actual or contingent), operations or financial condition of the Borrower, taken as a whole, (ii) the ability of any Spruce Party to perform its respective obligations under the Transaction Documents (including the obligation to pay interest or principal due and payable), (iii) the priority or enforceability of the liens granted in favor of the Facility Agent pursuant to the Transaction Documents, taken as a whole, (iv) the value or condition (financial or otherwise) of the Collateral taken as a whole or (v) the rights and remedies available to the Lenders, the Facility Agent or the Collateral Agent under the Transaction Documents, taken as a whole.
“Maturity Date” means the earliest to occur of (i) the Scheduled Maturity Date, (ii) the occurrence of an Event of Default and declaration of all amounts due in accordance with Section 6.2(A) and (iii) the date of any voluntary termination of the Facility by the Borrower.
“MoonRoad” means MoonRoad Services Group, LLC, a Delaware limited liability company.
“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.
“Multi-Employer Plan” means a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a Single Employer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been

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terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Nationally Recognized Accounting Firm” means (A) PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLC, Deloitte LLP and any successors to any such firm and (B) any other public accounting firm designated by the Sponsor and approved by the Facility Agent, such approval not to be unreasonably withheld or delayed; provided, that for purposes of the Accountant’s Reports, “Nationally Recognized Accounting Firm” shall be deemed to include any Independent Accountant (as defined in the Management Agreement) (other than for purposes of the firm providing the Accountant’s Report with respect to the matters in Section 4.3(a) of the Management Agreement).
“Net Metering Agreement” means, with respect to a PV System, as applicable, a contractual obligation between a utility and a Host Customer (and, in some cases, the owner of the related PV System) that allows the Host Customer to offset its regular utility electricity purchases by receiving a bill credit at a specified rate for energy generated by such PV System that is exported to the utility electrical grid and not consumed by the Host Customer on its property. A Net Metering Agreement may be embedded or acknowledged in an Interconnection Agreement.
“Net Scheduled Payment” means, for any Solar Asset and any calendar month, an amount equal to (i) the Scheduled Host Customer Payment for such Solar Asset during such calendar month, minus (ii) the Allocated Manager Fee for such Solar Asset.
“Non-Consenting Lender” has the meaning set forth in Section 10.2(D).
“Notice of Borrowing” has the meaning set forth in Section 2.4.
“O&M Fee Base Rate” means, with respect to each Solar Asset, (i) until the second anniversary that the related PV System has achieved PTO, forty cents ($0.40), (ii) from the second anniversary that the related PV System has achieved PTO until the fifth anniversary that the related PV System has achieved PTO, two dollars ($2.00) and (iii) beginning on the fifth anniversary that the related PV System has achieved PTO, four dollars ($4.00), escalating by two percent (2%) on each anniversary thereafter that the related PV System has achieved PTO.
“Obligations” means and includes, with respect to each applicable Loan Party, all loans, advances, debts, liabilities, obligations, covenants and duties owing by such Person to the Facility Agent, the Collateral Agent, the Custodian and the Paying Agent or any Lender of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Collateral Documents, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes the principal amount of the Loan, together with interest (including any Post-ARD Additional Loan Interest and Deferred Post-ARD Additional Loan Interest), charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to such Loan Party (as applicable) under this Agreement or any other Transaction Document pursuant to which it arose and any

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Erroneous Payment Subrogation Rights (provided that the Borrower’s Obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loan or any portion thereof that has been assigned to the Facility Agent under an Erroneous Payment Deficiency Assignment).
“Operative Documents” means the Transaction Documents, the Organizational Documents of the Spruce Party and the Master Lease Documents.
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Lessee” means SunStreet Energy Tenant, LLC, a Delaware limited liability company.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Solar Asset or Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12(G)).
“Outstanding Loan Balance” means, as of any date of determination, the Initial Outstanding Loan Balance on the Closing Date less the sum of all principal payments actually distributed to the Lenders as of such date of determination.
“Participant” has the meaning set forth in Section 10.8. “Participant Register” has the meaning set forth in Section 10.8. “Parts” means components of a PV System.
“Patriot Act” has the meaning set forth in Section 10.18.
“Paying Agent” has the meaning set forth in the Preamble.

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“Paying Agent Accounts” has the meaning set forth in Section 8.2(A)(ii).
“Paying Agent Fee” means, for each Payment Date (in accordance with and subject to Section 2.7(B)), an amount equal to $6,000.
“Payment Date” means the 17th day of the second calendar month immediately following each Quarterly Date, or, if such day is not a Business Day, the next succeeding Business Day, commencing in August, 2024.
“Payment Facilitation Modification” has the meaning set forth in the Master Asset and Management Agreement.
“Payment Recipient” has the meaning set forth in Section 8.5(A).
“Performance Guarantor” means, in such capacity, the Sponsor.
“Performance Guaranty” means the Limited Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor, in favor of the Borrower and the Facility Agent.
“Permits” means, with respect to any PV System, the applicable permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System.
“Permitted Indebtedness” means (i) Indebtedness under the Transaction Documents, (ii) to the extent constituting Indebtedness, reimbursement obligations of the Borrower in connection with the payment of expenses incurred in the ordinary course of business in connection with the financing, management, operation or maintenance of the Solar Assets or the Transaction Documents and (iii) Indebtedness consisting of advances or deposits received by the Borrower from Host Customers in the ordinary course of business.
“Permitted Investments” means any of the following investments denominated and payable solely in United States dollars: (i) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States of America; (ii) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated A-1 by S&P and P-1 by Moody’s; (iii) no load money market funds rated in the highest ratings category by each of S&P and Moody’s (without the “r” symbol attached to any such rating by S&P); and (iv) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof; provided, that such commercial paper is rated A-1 by S&P and P-1 by Moody’s (without the “r” symbol attached to any such rating by S&P).
“Permitted Liens” means (a) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which
(i) appropriate reserves acceptable to the Facility Agent have been established in accordance with GAAP, (ii) enforcement of the contested Tax is effectively stayed for the entire duration of such contest and (iii) any Tax determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such conflict; (b) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being

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prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Facility Agent; (c) Liens created, contemplated or arising from a Transaction Party’s performance of its obligations under the
Transaction Documents or otherwise permitted by the Transaction Documents (including “Permitted Liens” as defined in the Master Lease Agreement, the Liens granted in favor of the Borrower under the Sale and Contribution Agreement and Liens arising from the Lessor’s rights and interest in the Master Lease Interests); (d) Liens in favor of a Lockbox Bank (to the extent permitted by the terms of the Lockbox Account Control Agreement) or the Paying Agent (to the extent permitted by this Agreement) in favor of a banking institution encumbering deposits that are customary in the banking industry; (e) Liens created, contemplated or arising from a Loan Party’s performance of its obligations under the Master Lease Documents, (f) Liens arising from precautionary UCC financing statements or similar filings and (g) Liens arising from buyout or similar rights of Host Customers under Customer Agreements.
“Person” means any individual, corporation (including a business trust), partnership, limited liability company, joint-stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Affiliate may have any liability.
“Post-ARD Additional Interest Rate” means the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the related Loan Rate: (a) the yield to maturity (adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Anticipated Repayment Date of the United States Treasury Security having a term closest to ten years, plus (b) 5.00%, plus (c) 2.55%.
“Post-ARD Additional Loan Interest” has the meaning set forth in Section 2.11.
“Potential Default” means any occurrence or event that, with notice, passage of time or both, would constitute an Event of Default.
“Power Purchase Agreement” means an agreement between the owner of the PV System and a Host Customer whereby the Host Customer agrees to purchase electricity produced by such PV System for a fixed fee per kWh.
“Production Guaranty” means, with respect to a PV System, an agreement that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. Such guarantees stipulate the terms and conditions under which the Host Customer could be compensated if their PV System does not meet the electricity production guarantees.
“Provider” means either or each of the Lessee O&M Provider and/or the Lessee Administrative Services Provider, as the context requires.

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“Provider Consent Agreement” means that certain consent agreement, dated as of the Closing Date, by and among the Provider, the Borrower and the Facility Agent.
“Provider Termination Event” means any event described in Section 3.2 of the Master Asset Management Agreement or the Master Operations and Maintenance Agreement, as applicable.
“Prudent Industry Standards” means the practices, methods, acts and equipment (including but not limited to the practices, methods, acts and equipment engaged in or approved by a significant portion of the renewable energy electric generation industry operating in the United States in prudent electrical operations) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would reasonably have been expected to accomplish the desired result in a manner consistent with (i) Applicable Law (including, for the avoidance of doubt all consumer protection laws) and permits, (ii) codes, standards and equipment manufacturer’s recommendations, in each case, customarily followed in the residential solar power industry and
(iii) such regard to reliability, safety, environmental protection, efficiency, economy, and expedition as is customary in the residential solar power industry.
“PTO” means, with respect to a PV System, the receipt of permission to operate from the related local utility in writing or in such other form as is customarily given by the related local utility.
“PV System” means, with respect to a Solar Asset, a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote performance monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time).
“Qualified Transferee” means (i) any transferee approved, in its sole discretion, by the Facility Agent (acting at the direction of the Majority Lenders) in writing, (ii) an entity majority- owned or controlled, directly or indirectly, by Spruce Power Holding Corporation or (iii) any Experienced Solar Operator.
“Quarterly Date” means the last day of a calendar quarter ending in March, June, September or December.
“Quarterly Manager Report” has the meaning set forth in the Management Agreement.
“Racking System” means, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Host Customer site where the PV System is located.
“Rating Agency” means, as of any date and with respect to the Loan Notes, Kroll Bond Rating Agency, LLC or any successor rating agency.
“Rating Agency Confirmation” means the confirmation from the Rating Agency, with respect to any event or circumstance for which the Rating Agency has been given notice of such event or circumstance at least ten (10) Business Days prior to the occurrence of such event or circumstance; provided that in the case of a proposed change related to an additional issuance of Loans, in which

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case the Rating Agency shall have received written notice of the proposed action not less than ten (10) Business Days prior to the effectiveness thereof and has issued a written notice that such action will not result in a downgrade or withdrawal of its rating assigned to the Loans.
“Recipient” means the Facility Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.
“Reconveyance Agreement” means that certain reconveyance agreement, dated as of the Closing Date, by and between the Original Lessee and the SET Borrower Lessee.
“Reconveyance Releases” means that certain release of security interest, dated as of the Closing Date, releasing Liens granted in favor of the SET Borrower Lessee and accompanying UCC-3 financing statements and other release documentation in each case to the satisfaction of the Facility Agent.
“Register” has the meaning set forth in Section 10.8.
“Reinvestment Yield” means the yield on United States Treasury securities having a remaining term to maturity that is closest to the weighted average remaining life of the Loans (calculated to the applicable Make Whole Determination Date) plus 0.50%. Should more than one United States Treasury security have a term to maturity that is closest to the weighted average life of such Loan, then the yield of the United States Treasury security quoted closest to par will be used in the calculation.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of Hazardous Materials in, into, onto or through the environment or from or through any facility, property or equipment.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.
“Retention Amount” means $100,000 or such greater amount as requested by the Borrower and consented to by the Facility Agent (such consent not to be unreasonably withheld).
“Resignation Effective Date” has the meaning set forth in Section 7.11(A).

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (x) with respect to the Collateral Agent, the Custodian, the Paying Agent or the Transition Manager, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, any corporate trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Transaction Documents, and (y) with respect to any other party hereto, any corporation, limited liability company or partnership, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor; provided that with respect to any Person that is managed by a sole member, managing member or general partner or other Person and does not have officers or other natural persons that would otherwise constitute a “Responsible Officer,” any Responsible Officer of the sole member, managing member or general partner of such Person shall be deemed to be an Authorized Officer of such Person.
“Returned Items” has the meaning set forth in Section 1(d) of the Lockbox Account Control Agreement.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor rating agency.
“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, between the Original Lessee and the Borrower.
“Sale Condition” has the meaning assigned to it in Section 6.3.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country or territory (currently, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person that is: (i) listed on, or owned or controlled by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) to the Knowledge of the Sponsor (acting with due care and inquiry), otherwise a target of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the

A-27

U.S. Department of Commerce, or the U.S. Department of State (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or (c) any other similar sanctions imposed by a governmental body to which the Sponsor, the Borrower or their respective Subsidiaries and/or Affiliates are subject (each of the foregoing a “Sanctions Authority”).
“Sanctions Authority” has the meaning set forth in the definition of Sanctions.
“Sanctions List” means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including any the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury).
“Schedule of Solar Assets” means the schedule of Solar Assets related to PV Systems leased by the Borrower and the Customer Agreements (and rights related thereto) owned by the Borrower and pledged to the Collateral Agent, as set forth on Schedule III, as such schedule shall be amended from time to time to reflect the transfer of Solar Assets in accordance with the Transaction Documents.
“Scheduled Host Customer Payments” means, for each Solar Asset, the payments scheduled to be paid by the related Host Customer during each calendar month in respect of the initial term of the related Customer Agreement, in each case, as set forth on Schedule IV, each as the same may be updated from time to time and may be adjusted to reflect that any such Solar Asset has become a Defaulted Solar Asset, Defective Solar Asset or a Terminated Solar Asset or that a Payment Facilitation Modification has been executed in connection with such Solar Asset. The Scheduled Host Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Host Customers.
“Scheduled Maturity Date” means April 17, 2042
“Secured Parties” means the Collateral Agent, the Facility Agent and each Lender.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and between the Borrower and the Collateral Agent.
“Senior Service Provider Extraordinary Expenses” means for each Payment Date (and, subject to Section 8.2(b)(iv)(2), each other date when the Lessee Administrative Services Provider Fee is owed to the Lessee Administrative Services Provider or the Lessee O&M Provider Fee is owed to the Lessee O&M Provider), and the Lessee Administrative Services Provider or the Lessee O&M Provider, as applicable, an amount equal to the product of (i) any Service Provider Extraordinary Expenses that are then due and payable to the Lessee Administrative Services Provider or the Lessee O&M Provider, as applicable, (ii) the related Lessee Administrative Services Provider Fee or Lessee O&M Provider Fee, as applicable, for such date, and (iii) 0.2.
“Service Provider Extraordinary Expenses” means any fees (including in the form of reimbursement of costs and expenses) owed by the Borrower to (i) the Lessee Administrative Services Provider under the Master Asset Management Agreement that do not constitute Lessee

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Administrative Services Provider Fees, (ii) the Lessee O&M Provider under the Master Operations and Maintenance Agreement that do not constitute Lessee O&M Provider Fees and (iii) the Manager under the Management Agreement (to the extent additional to the Manager Fee).
“SET Borrower Lessee” means SET Borrower 2022, LLC.
“Single Employer Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi-Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA Affiliate may have liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Solar Asset” means one of the Solar Assets identified on the Schedule of Solar Assets and consists of (i) a PV System installed on a residential property, (ii) all related real property rights, Permits and Manufacturer Warranties (in each case, to the extent transferable), (iii) all rights and remedies of the lessor/seller under the related Customer Agreement, including all Host Customer Payments on and after the Cut-Off Date and any related security therefor, and (iv) all documentation related to such PV System and the Customer Agreement.
“Solar Asset Payment Level” means, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of all Host Customer Payments received in the Collection Account or the Lockbox Account during such Collection Period (without duplication and excluding the portion of any amounts paid by the related Host Customer that represent the prepayment or buyout of cash flows expected to be received during subsequent Collection Periods and any amounts paid by the related Host Customer in respect of sales, use or property taxes) divided by (ii) the sum of all Scheduled Host Customer Payments for such Collection Period.
“Solar Photovoltaic Panel” means, with respect to a PV System, the necessary hardware component that uses wafers made of silicon or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun’s light.
“Solvent” means, with respect any Person, that as of the date of determination, both (a) (i) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (ii) such entity’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and
(b) such entity is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Sponsor” means Spruce Power Holding Corporation, a Delaware corporation.
“Spruce Finance” means Solar Service Experts, LLC, a Delaware limited liability company

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“Spruce Party” means each of the Original Lessee, the Borrower, the Manager, the Performance Guarantor and the Sponsor at all times that such entity is Affiliated with the Borrower.
“SREC” means a solar renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a PV System’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a State’s renewable portfolio standard.
“Structuring and Facility Agent Fee” means, with respect to each Lender, an amount specified in the Structuring and Facility Agent Fee Letter.
“Structuring and Facility Agent Fee Letter” means the fee letter, dated as of the Closing Date, between the Borrower and the Facility Agent.
“Subsidiary” means, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Equity Interests or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Person’s subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.
“Successor Manager” means the Replacement Manager (as defined in the Management Agreement).
“Sunnova Energy” means Sunnova Energy Corporation, a Delaware corporation.
“Sunnova Energy International” means Sunnova Energy International, Inc., a Delaware corporation.
“Tangible Net Worth” means the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of Sunnova Energy International, less all assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, internal use software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs of Sunnova Energy International) less “Total Liabilities” in a consolidated balance sheet of Sunnova Energy International as reported in each set of quarterly financial statements.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

A-30

“Terminated Solar Asset” means a Solar Asset for which the related PV System has experienced an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 180 days of such Event of Loss.
“Total Debt Service” means, for each Payment Date, an amount equal to the sum of (i) the Interest Distribution Amount and (ii) the amount required to cure any Borrowing Base Deficiency (prior to giving effect to the application of Available Funds pursuant to Section 2.7(B) on the related Payment Date), in each case for such Payment Date.
“Transaction Documents” means this Agreement, the Loan Notes, the Collateral Documents, the Sale and Contribution Agreement, the Management Agreement, the Custodial Agreement, the Performance Guaranty, the Manager and Provider Transition Agreement, the EU Risk Retention Side Letter, the Structuring and Facility Agent Fee Letter, the Provider Consent Agreement, the Lessor Consent and any other agreements, instruments, certificates or documents delivered hereunder or thereunder or in connection herewith or therewith, and “Transaction Document” means any of the Transaction Documents.
“Transition Manager” means Spruce Finance as the Transition Manager under the Manager and Provider Transition Agreement.
“Transition Manager Fee” means, for each Payment Date (in accordance with and subject to Section 2.7(B)), an amount as set forth in the Manager and Provider Transition Agreement.
“Transaction Party” means each Spruce Party, the Lessor, the Paying Agent, the Collateral Agent, the Custodian, the Transition Manager, the Lessee O&M Provider and the Lessee Administrative Services Provider.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Underwriting and Reassignment Credit Policy” means the Provider’s internal underwriting and reassignment policies as described in the Master Asset Management Agreement.
“Unrestricted Cash” means, with respect to any Person and fiscal quarter, the cash and Cash Equivalents of such Person that, in accordance with GAAP, is reflected on the consolidated balance sheet of such Person as of the end of such fiscal quarter.
“U.S. Person” means any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

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“U.S. Special Resolution Regime” has the meaning set forth in Section 10.24 hereof.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(G)(ii)(b)(3).
“UCC” means the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” means the United States of America.
“Voluntary Prepayment” has the meaning set forth in Section 2.8.
“Withholding Agent” means Computershare or the Borrower.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Exhibit B-1
Form of Borrowing Base Certificate BORROWING BASE CERTIFICATE SPRUCE SET BORROWER 2024, LLC
        , 20
In connection with that certain Credit Agreement, dated as of June 26, 2024 (as may be amended from time to time, the “Credit Agreement”), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (the “Borrower”), Barings GPSF LLC, as facility agent for the financial institutions that may become parties thereto as Lenders, the Lenders named therein, and Computershare Trust Company, National Association, as collateral agent and as paying agent, the Borrower hereby certifies that:
(a)The attached Schedule I sets forth the borrowing base calculations as of the Cut-Off Date (the “Borrowing Base Calculation”) and provides all data used, in Excel format, to calculate the foregoing as of the date thereof and the computations reflected in the Borrowing Base Calculation are true, correct and complete.
(b)Each Solar Asset included in the Borrowing Base Calculations constitutes an Eligible Solar Asset as of the Cut-Off Date.
(c)Each of the conditions set forth in Sections 3.1 and 3.2 of the Credit Agreement are satisfied or waived on the Closing Date.
(d)No Event of Default or Early Amortization Event has occurred and is continuing.
Capitalized terms used but not defined herein has the meanings specified in the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.
Spruce SET Borrower 2024, LLC, as Borrower

By:         Name:
Title:

B-1-1

Schedule I

Borrowing Base Calculation
[See attached]

B-2-1

Exhibit B-2
Form of Notice of Borrowing

            , 20     To:    Barings GPSF LLC
300 S. Tryon Street, Suite 2500
Charlotte, NC 28202

Computershare Trust Company, National Association, as Paying Agent 1505 Energy Park Drive
St. Paul, Minnesota 55108
Attention: Corporate Trust Services – Asset-Backed Administration E-mail: ctsabsservicer@computershare.com
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of June 26, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Spruce SET Borrower 2024, LLC (the “Borrower”), Barings GPSF LLC, as Facility Agent for the financial institutions that may from time to time become parties thereto as Lenders, the Lenders named therein, and Computershare Trust Company, National Association, as collateral agent and paying agent. Capitalized terms used herein but not defined herein has the meanings assigned to such terms in the Credit Agreement.
A: In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide the Loan based on the following criteria:
1.Closing Date:
2.Aggregate principal amount of the Loan requested: $[    ]
3.Allocated amount of the Loan to be paid by each Lender: [    ]    $[    ]
4.The Lenders shall remit the Lender Percentage of the Loan to the Funding Account in accordance with Section 2.4 of the Credit Agreement.
5.$    should be transferred to the Liquidity Reserve Account
The balance of the Loan proceeds should be applied by the Paying Agent in accordance with the flow of funds attached as Exhibit B.

B-2-1

6.Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with the Loan.

B-2-2

B:    The Borrower hereby certifies, as of the date hereof and the Closing Date, that:
(i)each of the representations and warranties of it contained in the Credit Agreement or any other Transaction Document to which it is a party will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), other than, in each case, those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date;
(ii)no Early Amortization Event, Event of Default or Potential Default has occurred and is continuing or would result from the borrowing of any the Loan or from the application of the proceeds therefrom;
(iii)after giving effect to the Loan and the application of the proceeds therefrom, the Borrower will be Solvent;
(iv)no Insolvency Event with respect to the Borrower has occurred and is continuing or would result from the borrowing of the Loan or from the application of the proceeds therefrom; and
(v)all other conditions set forth in Sections 3.1 and 3.2 of the Credit Agreement are satisfied provided, that the Borrower makes no representation or warranty as to any item that must be reasonably satisfactory to the Facility Agent.
Very truly yours,
Spruce SET Borrower 2024, LLC, as Borrower

By:         Name:
Title:

B-2-3

Exhibit A Borrowing Base Certificate
[See attached]

B-2-4

Exhibit B Flow of Funds [See attached]

B-2-5

Exhibit C Form of Loan Note
Loan Note

Up to $[●]    [DATE]
New York, New York
Reference is made to that certain Credit Agreement, dated as of June 26, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (the “Borrower”), Barings GPSF LLC, as facility agent for the Lenders that may become parties thereto, the Lenders named therein, and Computershare Trust Company, National Association, as collateral agent and paying agent. Capitalized terms used and not otherwise defined herein has the meanings ascribed to them in the Credit Agreement.
FOR VALUE RECEIVED, the Borrower hereby promises to pay [    ], as Lender (the “Loan Note Holder”) on the Maturity Date or such earlier date as provided in the Credit Agreement, in immediately available funds in lawful money of the United States the principal amount of up to [AMOUNT] ($[Amount]) or, if less, the aggregate unpaid principal amount of the portion of the Loan made by such Lender to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.
The Borrower also agrees to pay interest in like money to the Loan Note Holder, on the unpaid principal amount of each such Loan from time to time from the date hereof until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.
This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral.
In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.
THIS LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS LOAN NOTE, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE

C-1

JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS LOAN NOTE OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN NOTE.
This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with the Credit Agreement and any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.
Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.
[Signature page follows]

C-2

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.
Spruce SET Borrower 2024, LLC

By:             Name:
Title

C-3

Exhibit D Commitments

LENDER	COMMITMENT
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$79,861,111.00
MASSMUTUAL ASCEND LIFE INSURANCE COMPANY	$19,166,667.00
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	$15,000,000.00
METROPOLITAN TOWER LIFE INSURANCE COMPANY	$15,972,222.00

D-1

Exhibit E
Form of Assignment and Assumption
This Assignment Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein has the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause
(i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.
1.Assignor:

2.Assignee:

3.Borrower:    Spruce SET Borrower 2024, LLC
4.Facility Agent:    Barings GPSF LLC

5.Credit Agreement: Credit Agreement, dated as of June 26, 2024, by and among
Spruce SET Borrower 2024, LLC, a Delaware limited liability company, Barings GPSF LLC, as facility agent for the Lenders that may become parties thereto, the Lenders named therein, and Computershare Trust Company, National Association, as collateral agent and paying agent.

E-1

6.Assigned Interest:

ASSIGNOR	ASSIGNEE	AGGREGATE AMOUNT OF LOAN FOR ALL LENDERS	AMOUNT OF LOAN ASSIGNED	PERCENTAGE ASSIGNED OF LOAN
		$	$	%

[Signature pages follow]

E-2

Effective Date:    , 20[ ]
The terms set forth in this Assignment Agreement are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By      Name      Title

ASSIGNEE

[NAME OF ASSIGNEE]

ByName      Title

Accepted:
Barings GPSF LLC, as Facility Agent
By          Name     Title

By          Name     Title

E-3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AGREEMENT
SECTION 1. REPRESENTATIONS AND WARRANTIES.
Section 1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower or any other Person of any of their respective obligations under any Transaction Document.
Section 1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.8 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.8 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Facility Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Facility Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

E-4

SECTION 2. PAYMENTS.
From and after the Effective Date, the Facility Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Facility Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Facility Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
SECTION 3. GENERAL PROVISIONS.
This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

E-5

Exhibit F
Forms of Customer Agreements
On file with the Facility Agent.

F-1

Exhibit H
Form of Tax Certificates
[See attached]

H-1

Exhibit H-1
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
[    , 20 ]
Reference is made to the Credit Agreement, dated as of June 26, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), and Barings GPSF LLC, as the Facility Agent, and Computershare Trust Company, National Association, as Collateral Agent and Paying Agent.
Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan Note in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Borrower and the Facility Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent and update such certificate or promptly notify the Facility Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:     Name:
Title:

H-2

Exhibit H-2
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
[    , 20 ]
Reference is made to the Credit Agreement, dated as of June 26, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), and Barings GPSF LLC, as the Facility Agent, and Computershare Trust Company, National Association, as Collateral Agent and Paying Agent.
Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender, the Borrower, and the Facility Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, the Borrower, and the Facility Agent and update such certificate or promptly notify the Facility Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished such Lender, the Borrower, and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:     Name:
Title:

H-3

Exhibit H-3
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
[    , 20 ]
Reference is made to the Credit Agreement, dated as of June 26, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), and Barings GPSF LLC, as the Facility Agent, and Computershare Trust Company, National Association, as Collateral Agent and Paying Agent.
Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender, the Borrower, and the Facility Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that
(1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, the Borrower and the Facility Agent and update such certificate or promptly notify the Facility Agent in writing of its legal inability to do so and (2) the undersigned shall have at all times furnished such Lender, the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By:     Name:
Title:

H-4

Exhibit H-4
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
[    , 20 ]
Reference is made to the Credit Agreement, dated as of June 26, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Spruce SET Borrower 2024, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), and Barings GPSF LLC, as the Facility Agent, and Computershare Trust Company, National Association, as Collateral Agent and Paying Agent.
Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan Note in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan Note, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Facility Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent and update such certificate or promptly notify the Facility Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By:     Name:
Title:

H-5